                                                                   Exhibit 10.20

                                 STANDARD LEASE
                               101 Edgewater Drive
                                  Wakefield, MA




LANDLORD: TIAA Realty, Inc.

TENANT:   Cyrk, Inc.

PREMISES: Suites 200, 180 and 115 comprised of (i) approximately 38,129 rentable square feet of space located on the second (2nd) floor, (ii) approximately 6,579 rentable square feet of space on the first (1st) floor and (iii) 3,201 rentable square feet of space also located on the first (1st) floor, all situated in the Building known as 101 Edgewater Drive, Wakefield, MA and (the "Building") more particularly described in Exhibit A to this Lease

DATED:    As of July 29, 1999

                            FIRST AMENDMENT TO LEASE


         This First Amendment to Lease is dated as of this 27 day of December, 1999 by and between TIAA Realty, Inc. (the "Landlord") and Cyrk, Inc. (the "Tenant").

         WHEREAS, Landlord and Tenant are the Landlord and Tenant respectively under and pursuant to that certain standard Lease Agreement dated as of July 29, 1999;

         WHEREAS, as a result of certain delays of the Tenant in executing the Lease and providing the Landlord with Tenant's Plans, the Landlord and Tenant have agreed, subject to entering into this First Amendment, to amend the Lease to call for a Commencement Date of March 1, 2000, notwithstanding that Landlord's Work may not be performed or completed on or before March 1, 2000.

         NOW, THEREFORE, the Landlord and the Tenant, each intending to be legally bound, hereby agree as follows:

         1. Commencement Date. Notwithstanding anything contained in the Lease including, without limitation, Section 4.1 of the Lease to the contrary, the Commencement Date under the Lease is hereby agreed to be March 1, 2000 notwithstanding whether or not the Landlord's Work, the Elevator Up-grade or the Lobby Renovation Work may or may not be completed on or before March 1, 2000. Tenant hereby agrees to commence payment of Basic Rent, Escalation Charges and other sums and charges payable under the Lease on March 1, 2000 regardless of whether or not Landlord's Work, the Elevator Up-grade or the Lobby Renovation Work is completed or the Premises is then "ready for occupancy".

         2. Preparation of the Premises. Article IV of the Lease is hereby amended in the following respects:

         (a) The first sentence of Section 4.1 is hereby deleted and the following sentences are hereby inserted in its place and stead:

                  "The Commencement Date shall be March 1, 2000 notwithstanding that Landlord's Work will not be substantially completed on such date. As used in this Lease, the term "Construction Completion Date" shall mean August 1, 2000".

         (b) The definition of the term "Tenant Plan Delivery Date" set forth in Section 4.2 shall be amended to be "March 29, 2000".

         (c)      The definition of the term "Outside Plan Date" as set forth in
                  Section 4.2 shall be deemed amended to be "April 29, 2000".

         (d) Section 4.2(e) of the Lease is hereby deleted and the following new Section 4.2(e) shall be inserted in its place and stead:

                           "(e) If the Substantial Completion Date has not occurred by the Construction Completion Date (as it may be extended pursuant to Section 4.4) then, beginning on the day immediately following the Construction

                           Completion Date (as such date may be extended pursuant to Section 4.4), Basic Rent and Escalation Charges otherwise payable under this Lease shall abate day for day thereafter until the date that the Premises is "ready for occupancy" to the extent required by Section 4.2(b) above, on which date the abatement of Basic Rent and Escalation Charges set forth herein shall terminate; and such right of abatement of Basic Rent and Escalation Charges shall be Tenant's sole and exclusive remedy at law and in equity for Landlord's failure so to complete Landlord's Work within such time. In the event that Tenant shall occupy all or any portion of the Premises for the Permitted Use (as opposed to entry of the Premises for the purpose of "Early Entry" as defined in Section 4.1 above) during such period of abatement, the abatement of Basic Rent and Escalation Charges provided herein shall be appropriately adjusted given the nature and extent of Tenant's use of the Premises during such period."

         3. Generally. Except as herein modified, all the terms, covenants, provisions and agreements contained in the Lease remain in full force and effect and are hereby ratified and affirmed. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         Witness our hands and seals on the day and year first above written.

                              LANDLORD:

                              TIAA Realty, Inc., a Delaware
                              corporation, as Landlord

                              By: Teachers Insurance and Annuity Association of America, a New York corporation
                              Its: Authorized Representative


DATED: 12/27/99               By:  /s/ Alan E. Lang
                                   ---------------------------------------------
                                   Alan E. Lang
                              Its: Director


                              TENANT:

                              Cyrk, Inc.


DATED: 12/22/99               By   /s/ Patrick D. Brady
                                   ---------------------------------------------
                              Its: President

                                TABLE OF CONTENTS


ARTICLE CAPTION

I.       BASIC LEASE PROVISIONS
         1.1      Introduction
         1.2      Basic Data
         1.3      Additional Definitions

II.      PREMISES AND APPURTENANT RIGHTS
         2.1      Lease of Premises
         2.2      Appurtenant Rights and Reservations

III.     BASIC RENT
         3.1      Payment

IV.      COMMENCEMENT AND CONDITION
         4.1      Commencement Date
         4.2      Preparation of the Premises
         4.3      Conclusiveness of Landlord's Performance
         4.4      Tenant's Delays

V.       USE OF PREMISES
         5.1      Permitted Use
         5.2      Installation and Alterations by Tenant

VI.      ASSIGNMENT AND SUBLETTING
         6.1      Prohibition

VII.     RESPONSIBILITY FOR REPAIRS AND CONDITIONS
          OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD
         7.1      Landlord Repairs
         7.2      Tenant's Agreement
         7.3      Floor Load - Heavy Machinery
         7.4      Building Services
         7.5      Electricity
         7.6      Interruption of Essential Services

VIII.    REAL ESTATE TAXES
         8.1      Payments on Account of Real
                  Estate Taxes
         8.2      Abatement
         8.3      Alternate Taxes

IX.      OPERATING EXPENSES
         9.1      Definitions
         9.2      Tenant's Payments

X.       INDEMNITY AND PUBLIC LIABILITY INSURANCE
         10.1     Tenant's Indemnity
         10.2     Public Liability Insurance
         10.3     Tenant's Risk
         10.4     Injury Caused by Third Parties
         10.5     Landlord's Indemnity

XI.      LANDLORD'S ACCESS TO PREMISES
         11.1     Landlord's Rights

XII.     FIRE, EMINENT DOMAIN, ETC.
         12.1     Abatement of Rent
         12.2     Right of Termination
         12.3     Restoration; Tenant's Right of Termination
         12.4     Award
         12.5     Condemnation

XIII.    DEFAULT
         13.1     Tenant's Default
         13.2     Landlord's Default

XIV.     MISCELLANEOUS PROVISIONS
         14.1      Extra Hazardous Use
         14.2      Waiver
         14.3      Covenant of Quiet Enjoyment
         14.4      Landlord's Liability
         14.5      Notice to Mortgagee or Ground Lessor
         14.6      Assignment of Rents and Transfer of Title
         14.7      Rules and Regulations
         14.8      Additional Charges
         14.9      Invalidity of Particular Provisions
         14.10     Provisions Binding, Etc.
         14.11     Recording
         14.12     Notices
         14.13     When Lease Becomes Binding
         14.14     Paragraph Headings
         14.15     Rights of Mortgagee or Ground Lessor
         14.16     Status Report
         14.17     Security Deposit/Letter of Credit
         14.18     Remedying Defaults
         14.19     Holding Over
         14.20     Waiver of Subrogation
         14.21     Surrender of Premises
         14.22     Intentionally Omitted
         14.23     Brokerage
         14.24     Special Taxation Provisions
         14.25     Hazardous Materials
         14.26     Governing Law
         14.27     Options to Extend
         14.28     Right of First Offer
         14.29     Satellite Business Terminal System
         14.30     Elevator Upgrade
         14.31     Lobby Upgrade

                                    L E A S E

                                    Preamble

THIS INSTRUMENT IS A LEASE, dated as of July __, 1999 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space located in that certain building known and numbered as 101 Edgewater Drive, Wakefield, Massachusetts (the "Building"). The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following terms and provisions set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2      BASIC DATA.

            LANDLORD:  TIAA Realty, Inc.

            LANDLORD'S ORIGINAL ADDRESS:
               c/o Leggat McCall Properties, LLC
               500 Edgewater Drive
               Wakefield, MA 01880
               Attn: Property Manager: 101 Edgewater Drive,
                     Wakefield, MA

            TENANT:    Cyrk, Inc.

            TENANT'S ORIGINAL ADDRESS: Three Pond Road
                                       Gloucester, MA 02930
                                       Attn: Trish Landgren, Esq.

            GUARANTOR: N/A

            BASIC RENT:

              LEASE YEAR            BASIC RENT           MONTHLY PAYMENT
              ----------            ----------           ---------------
                   1               $946,202.75             $78,850.23

                   2               $958,180.00             $79,848.33

                   3               $970,157.25             $80,846.44

                   4               $982,134.50             $81,844.54

                   5               $994,111.75             $82,842,65

         BASE TAXES: Taxes for the calendar Year January 1, 2000 through and including December 31, 2000, as the same may be abated.

         BASE OPERATING EXPENSES: Operating Expenses for the calendar year ending December 31, 2000, adjusted in accordance with Section 14.27 with respect to each Extension Period.

         BASE UTILITY EXPENSES: Utility Expenses for the calendar year ending December 31, 2000, adjusted in accordance with Section 14.27 with respect to each Extension Period.

         PREMISES RENTABLE AREA: Agreed to be approximately 47,909 rentable square feet.

         PERMITTED USES: General Office and as ancillary thereto, to the extent permitted by applicable laws, storage of non-flammable, non-hazardous materials in furtherance of the business of the Original Tenant named in this Lease.

         ESCALATION FACTOR: 64.45%, as computed in accordance with the Escalation Factor Computation.

         INITIAL TERM: Five (5) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the fifth (5th) anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary date shall fall.

         SECURITY DEPOSIT: Initially, $242,539.32 in the form of a Letter of Credit subject to and in accordance with the provisions of Section
         14.17 of this Lease.


1.3      ADDITIONAL DEFINITIONS.

         MANAGER: Leggat McCall Properties, LLC or such other managing representative designated by Landlord as the Manager from time to time.

         BUILDING RENTABLE AREA: Agreed to be approximately 74,332 rentable square feet.

         BUSINESS DAYS: All days except Saturday, Sunday, New Year's Day, Washington's Birthday, Patriot's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

         COMMENCEMENT DATE: As defined in Section 4.1.

         DEFAULT OF TENANT: As defined in Section 13.1.

         ESCALATION CHARGES: The amounts prescribed in Sections 8.1 and 9.2.

         ESCALATION FACTOR COMPUTATION: Premises Rentable Area divided by the Building Rentable Area.

         FORCE MAJEURE: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

         INITIAL PUBLIC LIABILITY INSURANCE: $1,000,000 (per occurrence) primary liability and $5,000,000 (per occurrence) excess liability (combined single limit) for bodily injury, death and property damage, such policies to be written with companies approved by Landlord and having a Best's Insurance Rating of A- or better with a Financial Rating of X.

         LAND PARCEL: The parcel of land upon which the Building is located, as more particularly described in Exhibit A-1.

         LEASE YEAR OR LEASE YEAR: Each consecutive 12 calendar month period immediately following the Commencement Date, but if the Commencement Date shall fall on other than the first day of a calendar month, then such term shall mean each consecutive twelve calendar month period commencing with the first day of the first full calendar month following the calendar month in which the Commencement Date occurs, however, the first lease year shall include any partial month between the Commencement Date and the first day of the first full calendar month immediately following the Commencement Date.

         OFFICE PARK: The land with the buildings and improvements thereon situated in Wakefield, Massachusetts and known as Edgewater Office Park.

         OPERATING EXPENSES: As set forth in Section 9. 1.

         OPERATING YEAR: As defined in Section 9.1.

         PREMISES: The portions of the first and second floors of the Building comprised of the aggregate of approximately 47,909 rentable square feet and shown on Exhibit A annexed hereto.

         PROPERTY: The Building and the Land Parcel on which it is located (including parking areas, loading areas, driveways, landscaped areas and adjacent sidewalks).

         TAX YEAR: As defined in Section 8.1.

         TAXES: As determined in accordance with Section 8. 1.

         TENANTS REMOVABLE PROPERTY: As defined in Section 5.2.

         TERM OF THIS LEASE: The Initial Term and any extension thereof in accordance with the provisions hereof.

         UTILITY EXPENSES: As defined in Section 9.1.

         EXHIBITS: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

               Exhibit A - Plan showing Premises
               Exhibit A-1 Land Parcel
               Exhibit B - Tenant Plan Requirements
               Exhibit C - Rules and Regulations
               Exhibit D - List of Approved General Contractors
               Exhibit E - Operating Expenses
               Exhibit F - Cleaning Services


                                   ARTICLE II

                        PREMISES AND APPURTENANT RIGHTS.


2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others and subject to the rights of others from time to time entitled thereto, (i) public or common lobbies, hallways, elevators, (ii) common walkways necessary for access to the Building, (iii) parking spaces and roadways located in the parking areas located on the Land Parcel and the parcel of land known as Lot 54 as shown on that certain Plan entitled "Subdivision Plan of Land in Wakefield, Mass" (Scale 1" = 200") dated March 11, 1985 (revised March 28, 1985) prepared by Hayes Engineering, Inc. and filed with the Middlesex (South) Registry District of the Land Court as Plan No. 27190W with Certificate of Title No. 172727 (the "Adjacent Parcel") such plan being described in that certain Grant of Easements filed in the Middlesex (South) Registry District of the Land Court as Document Number 725575 as the "Subdivision Plan", and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable and uniformly applied rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used; provided that such designations or changes do not materially and adversely interfere with Tenant's access to the Property and the Premises or Tenant's right to use or enjoy the Premises. As long as the Land Parcel and the Adjacent Parcel are owned and controlled by Landlord, or a subsidiary of Landlord or any entity that is owned or controlled by Landlord or controls Landlord and, subject to actions of public or governmental authority Landlord represents and warrants to Tenant that there is and will be during the Term of this Lease an aggregate of at least 579 parking spaces located on the Land Parcel and the Adjacent Parcel.

         (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises provided that the same do not materially and adversely interfere with the operation of Tenant's business. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

         (c) Subject to all other applicable provisions of this Lease, Tenant shall have as appurtenant to the Premises, the right of access to the Building roof to the extent necessary for purposes of (i) performing its obligations and exercising its rights pursuant to Section 14.29 or
         (ii) the repair, installation and maintenance of HVAC equipment in accordance with Tenant's rights and obligations under this Lease. Tenant shall be responsible for any damage to the roof of the Building and shall advise Landlord in advance of any entry upon the roof.

                                   ARTICLE III

                                   BASIC RENT


3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement, deduction or demand, the Basic Rent plus Landlord's estimated amounts for Escalation Charges. Such Basic Rent plus Landlord's estimated amounts for Escalation Charges shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States. In the event that any installment of Basic Rent or Escalation Charges is not paid within five (5) days after the due date thereof on any two (2) occasions during any twelve (12) calendar month period then beginning with the third (3rd) such occasion during such 12 calendar month period and thereafter at any time that any installation of Basic Rent or Escalation Charges is not paid when due, Tenant shall pay, in addition to any other additional charges due under this Lease, an administrative fee equal to 5% of the overdue payment.

         (b) Basic Rent and Escalation Charges for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent and Escalation Charges shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent and Escalation Charges to the last day of the month in which such day occurs, plus the installment of Basic Rent and Escalation Charges for the succeeding calendar month.


                                   ARTICLE IV

                           COMMENCEMENT AND CONDITION


4.1      COMMENCEMENT DATE. The Commencement Date shall be the last to occur of
         (i) March 1, 2000 (the "Construction Completion Date") or (ii) the day following the Substantial Completion Date (as defined in Section 4.2(b). Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business (as opposed to mere installation of telecommunications, equipment or furnishings as and to the extent permitted hereunder) prior to the Commencement Date, such date shall for all purposes of this Lease be the Commencement Date. Notwithstanding the foregoing to the contrary, entry by Tenant for purposes of Early Entry pursuant to the next grammatical paragraph of this Section 4.1 shall not, in and of itself, result in the occurrence of the Commencement Date. It is agreed and understood that the Commencement Date shall occur upon the date determined in accordance with the foregoing provisions of this Section 4.1 notwithstanding that the "Elevator Up-grade" and the Lobby Renovation Work (as those terms are defined in Section 14.30 and 14.31 hereof respectively) may or may not be completed on or before the Commencement Date with respect to the Premises. Tenant shall execute a certificate written certificate confirming the Commencement Date as it is determined in accordance with the provisions of this Section 4.1 within ten (10) days of written demand by Landlord.

         At such time and to the extent that Landlord shall reasonably determine that Landlord's Work (as said term is hereafter defined) has progressed to the point that entry by Tenant or Tenant's contractors will not materially interfere with the performance and completion of Landlord's Work, Landlord shall permit Tenant, Tenant's employees and Tenant's contractors and vendors to enter the Premises prior to the Commencement Date ("Early Entry") in order to (a) perform installations of telecommunications, voice and data systems, furniture and other equipment and (b) test and commence to operate computer and telecommunications equipment and systems in the computer room in order to facilitate smooth transition of Tenant's business between the Premises and Tenant's current premises in Gloucester, MA. Such Early Entry shall be upon and subject to all of the terms, covenants and provisions of this Lease notwithstanding that the Commencement Date shall not then have occurred.

4.2 PREPARATION OF THE PREMISES. (a) It is agreed and understood that Tenant shall be responsible for developing detailed plans, specifications and construction documents reflecting the improvements desired by Tenant in the Premises and necessary and sufficient to obtain a Building Permit from the Town of Wakefield and to enable Landlord to complete Landlord's Work containing, without limitation, the plans, construction documents, details and information specified in Exhibit B ("Tenant's Plans"). Tenant shall engage Elkus Manfredfi Architects Ltd. as the architect for purposes of preparing Tenant's Plans (the "Architect"). As proposed Tenant's Plans are being developed, Tenant shall consult with Landlord's construction manager in order to permit Landlord's construction manager to provide assistance and guidance in connection with the development of Tenant's Plans. In any and all events, Tenant shall cause final and complete Tenant's Plans to be delivered to Landlord on or before November 29, 1999 (the "Tenant Plan Delivery Date").

         Upon receipt of a complete set of Tenant's Plans from Tenant, Landlord shall have a period of seven (7) Business Days to review Tenant's Plans. Such review and approval shall take place in the time and manner hereinafter specified. Landlord shall not unreasonably withhold its approval of Tenant's Plans.

         If Landlord shall approve Tenant's Plans, Landlord shall thereafter commence the Bid Process (as hereafter defined). In the event Landlord shall not approve of Tenant's Plans (or any aspect thereof), Landlord shall provide Tenant with written notice (written notice by facsimile or overnight courier shall be sufficient) of the specific aspects of Tenant's Plans of which, as so submitted, Landlord does not approve (a "Rejection Notice") within seven (7) Business Days after Landlord's receipt of such complete Tenant's Plans.

         Upon receipt of a Rejection Notice, Tenant shall thereafter revise Tenant's Plans in the manner required by the Rejection Notice and shall deliver revised Tenant's Plans to Landlord on or before the date which is seven (7) Business Days after Tenant's receipt of such Rejection Notice. Landlord shall again have five (5) Business Days after receipt of such revised Tenant's Plans within which to review and approve (or reject) Tenant's Plans. In any and all events, Landlord and Tenant shall agree on Final Tenant's Plans on or before December 29, 1999 (the "Outside Plan Date"). Landlord shall not be required to approve any alteration, improvement, work or materials called for in Tenant's Plans which (i) is not approved by Landlord's architect or (ii) does not comply with any of the Requirements as defined in Article VII including, without limitation, any and all applicable laws, ordinances or building codes or (iii) does not meet Landlord's minimum standards for the Building as determined by Landlord in Landlord's sole but reasonable judgment or (iv) do not call for work or improvements sufficient to bring the Premises into compliance with all applicable Requirements (as defined in Section 7.2) or (v) pertain to the Lobby Area which is to be renovated pursuant to Section 14.31 hereof. Tenant shall be responsible for the content of Tenant's Plans and shall insure that the same call for work and improvements which are designed in compliance with and which, when performed, shall bring the Premises into compliance with all applicable Requirements. Landlord's approval of Tenant's Plans shall not be deemed or construed as a representation or warranty by Landlord or Landlord's construction manager that the work and improvements called for therein are in compliance with the Requirements.

         Upon approval of Tenant's Plans by Landlord, Landlord shall promptly apply for all licenses, permits and approvals necessary to perform Landlord's Work and Landlord shall also forward the approved Tenant's Plans to the general contractors set forth in Exhibit D (such bidding process being the "Bid Process").

         Subject to the rights of Landlord under this Lease with respect to the selection and designation of the general contractor, Landlord shall consult with Tenant in connection with completing the Bid Process and shall share information relative the bids submitted by the various contractors with Tenant.

         After completion of the Bid Process, Landlord will arrange for a meeting between the Architect, Landlord's Construction Manager, Tenant and the lowest qualified responsible bidder, wherein the contractors bid and the scope of work called for therein shall be reviewed. Such meeting shall take place within two (2) Business Days after completion of the Bid Process.

         After such meeting, Landlord shall select the lowest qualified responsible bid submitted by one of the contractors and shall designate and enter into a construction contract with such bidder as the general contractor for purposes of performing Landlord's Work. Landlord shall provide Tenant with a copy of the construction contract as executed. Upon completion of the Bid Process and Landlord's designation of and entry into the construction contract with the general contractor as aforesaid, Landlord shall exercise all reasonable efforts to promptly complete the work necessary to prepare the Premises for Tenant's occupancy pursuant to the Tenant's Plans ("Landlord's Work"), but Tenant shall have no claims against Landlord for failure to timely complete such Landlord's Work except the right to terminate this Lease in accordance with the provisions of Section 4.2(e). It is agreed and understood that notwithstanding anything contained in the Tenant's Plans to the contrary, Landlord's Work shall not include any aspect of the Elevator Up-Grade or the Lobby Renovation Work contemplated in
         Section 14.30 and Section 14.31 respectively, unless expressly agreed to by Landlord in writing.

         Landlord shall cause Landlord's Construction Manager to oversee the performance of Landlord's Work and shall use good faith efforts to ensure that such work is performed in a good and workmanlike manner in compliance with Tenant's Plans as approved by Landlord and Tenant. Landlord's construction manager shall:

         1. review all of Tenant's architectural plans and shall provide feedback to Tenant on the Landlord's behalf;

         2.       coordinate the Bid Process;

         3. review all bids in conjunction with Tenant and Tenant's architect;

         4.       organize and coordinate a weekly construction meeting;

         5.       insure that all change orders are appropriately approved;

         6.       oversee the punch-list process;

         7. pay all approved and appropriate general contractor invoices (provided that Tenant has timely paid Tenant's Share to the extent that all or any portion of Tenant's Share is then due and payable);

         8. coordinate with Tenant's specialty vendors such as furniture, data and telecommunications contractors.

         Tenant hereby acknowledges that Landlord's construction manager is Landlord's representative and is charged with representation of the Landlord.

         Landlord has agreed to provide Tenant with an allowance and shall pay up to $20.00 per square foot contained in the Premises Rentable Area (the "Allowance") toward the Total Cost of Landlord's Work (as hereafter defined).

         To the extent that the Total Cost of Landlord's Work exceeds the Allowance (such excess of the Total Cost of Landlord's Work over the Allowance being "Tenant's Share"), Tenant shall pay the Landlord the Tenant's Share as an additional charge under this Lease as hereafter set forth in Section 4.2(d). Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs and Tenant's Share prior to the time Landlord shall be required to commence Landlord's Work. To the extent shown on and required by Tenant's Plans, Landlord shall perform Landlord's Work in compliance with the Requirements.

         Landlord shall require that all payments of the Allowance and the funds representing Tenant's Share shall be paid to the general contractor only upon submission of Standard AIA Requisition Forms (a "Requisition") and approval thereof by the Architect as Landlord's Work progresses (copies of such Requisition Forms shall promptly be provided to Tenant's Construction Representatives, as hereafter defined, and the Architect). The approval of the Architect shall not be unreasonably withheld or delayed. All such payments shall be subject to a retainage which shall not be released until such time as Landlord's Work is substantially complete and all punch-list work is completed as mutually consented to by Landlord, Tenant and the Architect, which consent the parties hereby agree shall not be unreasonably withheld or delayed.

(b) The Premises shall be deemed "ready for occupancy" on the first Business Day (the "Substantial Completion Date") after (a) Landlord's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e., so called "punch list" items), and Tenant shall afford Landlord access to the Premises for such purposes and (b) Landlord has obtained a certificate of occupancy permitting Tenant to occupy the Premises (such certificate may be a temporary certificate provided that Landlord has substantially completed Landlord's Work and a permanent certificate is not issued due to work, alterations, improvements or installations which are being performed by Tenant's contractors or vendors).

(c) As used herein, the term "Total Cost of Landlord's Work" shall mean the aggregate cost of (1) obtaining all licenses, permits and governmental approvals and performing and/or providing all work, labor, materials, supplies, demolition work, alterations and improvements including, without limitation, general conditions, overhead, profit and other costs and fees payable to the designated general contractor in connection with performing and completing Landlord's Work and (2) Tenant's architectural and engineering fees sustained in connection with the development review and revision of Tenant's plans. The Total Cost of Landlord's Work shall not include (i) any construction management fees or expenses payable to the Landlord's construction manager, (ii) the cost of bringing the electrical capacity/service to the Premises up to ten watts per square foot excluding HVAC service and
         (iii) the cost of upgrading the HVAC service to the Premises to provide one (1) ton of HVAC service/capacity (including diffusers duct work and controls) as necessary for each 350 square feet of Premises Rentable Area as of the Commencement Date. It is agreed and understood that Landlord shall bear the cost of performing the work described in Sections 4.2(c)(i), 4.2(c)(ii) and 4.2(c)(iii) all at Landlord's sole cost and expense.

         (d) Tenant's Share shall be payable as an additional charge under this Lease within two (2) Business Days after receipt of written demand (a "Tenant's Share Request") from Landlord to Tenant's Construction Representatives which shall be accompanied by the Requisition then pertaining to the payment of Tenant's Share signed by the Architect. As used herein, the term "Tenant's Construction Representatives" shall mean Mr. Dominic F. Mammola and Mr. Paul Griffin each having an address at c/o Cyrk, Inc., 3 Pond Road, Gloucester, MA 01930. Payments of Tenant's Share shall be paid by wire transfer to the following account:

         Account Name: Leggat McCall Properties, LLC
                       101 Edgewater Drive Capital Account

         Bank Name:    Fleet Bank
                       28 State Street
                       Boston, MA 02109

         ABA#:         011 000 138

         Account #:    9411958556

         In addition to and without limitation of any other right or remedy of Landlord with respect to Tenant's failure to timely pay Tenant's Share as and when due under this Lease, in the event that all or any portion of Tenant's Share is not paid in full within two (2) Business Days after receipt of a Tenant's Share Request (which may be given via fax transmission or overnight courier), Tenant shall pay Landlord as an additional charge under this Lease an administrative fee equal to 10% of the overdue payment.

         In any and all events, Tenant shall pay Tenant's Share to Landlord prior to Tenant taking occupancy of the Premises. Landlord shall be entitled to retain 50% of any portion of the Allowance not needed to complete Landlord's Work in the Premises. Although Tenant's Share is payable to Landlord as and when provided in this section 4.2(d), Landlord shall not disburse funds representing Tenant's Share to the general contractor unless and until Landlord has fully advanced the Allowance (inclusive of the required retainage, which Landlord shall continue to hold as aforesaid). In addition to and without limitation of any other right or remedy of Landlord provided in this Lease, Landlord shall have the same rights and remedies against Tenant for Tenant's failure to timely pay Tenant's Share as and when due as Landlord has against Tenant for failure to pay Basic Rent when due.

         (e) If the Substantial Completion Date has not occurred by the Construction Completion Date (as it may be extended pursuant to Section 4.4), Tenant shall have the right to terminate this Lease by giving notice to Landlord, not later than thirty (30) days after the Construction Completion Date (as so extended), of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party one hundred twenty
         (120) days after the giving of such notice, unless, within such 120-day period, Landlord substantially completes Landlord's Work to the extent required by Section 4.2(b) above, which substantial completion shall void Tenant's election to terminate; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such Work within such time.

4.3 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Prior to commencing occupancy of the Premises, Tenant and Tenant's architect shall coordinate with Landlord's construction manager to create a punch-list of outstanding aspects of Landlord's Work. Unless Tenant shall have given Landlord written notice by the end of the sixth (6th) full calendar month after the Commencement Date of specific respects in which Landlord has not performed Landlord's Work in compliance with the Tenant's Plans, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work except for (a) defects in workmanship and materials which were not reasonably susceptible of discovery at the time of creation of the punchlist or within the six (6) calendar month period described above and of which Tenant shall give Landlord written notice within such six (6) month period and (b) defects in HVAC equipment installed by Landlord or originally installed in the Premises by Landlord and serving the Premises and of which Tenant shall have given Landlord written notice within one (1) year after the Commencement Date. Except for Landlord's Work and as otherwise expressly provided in this Lease, the Premises are being leased in their condition, "as is" without warranty or representation by Landlord. Tenant acknowledges that it has inspected the Premises, the common areas of the Building and the Property and, except for Landlord's Work, the Elevator Up-grade (as defined in Section 14.30) and the Lobby Renovation Work (as defined in Section 14.31), has found the same to be satisfactory.

         Nothing contained herein shall be deemed or construed to affect or limit any rights or claims Tenant may have, if any, against Landlord's general contractor. To the extent assignable, Landlord shall assign (without recourse to Landlord), its warranties given to Landlord in connection with Landlord's Work to Tenant. Upon such assignment Landlord shall be entirely freed and released from any responsibility or liability with respect to any matter covered by such warranties as so assigned to Tenant.

         Further, nothing contained in this Section 4.3 shall be deemed or construed to limit Landlord's repair and maintenance obligations pursuant to Section 7.1 of this Lease.

         Upon the written request of Tenant, within one (1) year after completion of Landlord's Work and provided that Tenant has paid Tenant's Share in full to Landlord, Tenant shall have the right to review and audit Landlord's records pertaining to the Total Cost of Landlord's Work, the funding and payment of the Allowance and Tenant's Share and all payments made to the General Contractor by Landlord in connection with Landlord's Work. Landlord represents and warrants that neither Landlord, Landlord's construction manager nor any of their respective agents, servants or employees shall accept or receive any consideration or "kick-backs" from the general contractor or subcontractors that are hired to perform Landlord's Work or any other entity engaged in designing or building out the Premises.

4.4 TENANT'S DELAYS. (a) If the Substantial Completion Date shall be delayed as the result of:

                  (i) any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason; or

                  (ii) failure of Tenant to deliver complete Tenant's Plans to Landlord on or before the Tenant Plan Delivery Date or failure by Tenant to timely deliver revised Tenant's Plans to Landlord as and when required by this Article IV or any change in Tenant's Plans requested by Tenant and approved by Landlord; or

                  (iii) failure of Landlord and Tenant to agree on the form of Tenant's Plans on or before the Outside Plan Date or any failure of Tenant to pay all or any portion of the Tenant's Share as and when due and payable under this Article IV; or

                  (iv) any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i),
         (ii) or (iii) of this paragraph and the fitting of such Work back into the schedule;

         then, in any such event, Tenant shall, from time to time and within ten
         (10) days after demand therefor, pay to Landlord for each day the Substantial Completion Date is delayed by reason of the delays referred to in clauses (i), (ii), (iii) and (iv) above, an amount equal to one day of Basic Rent (pro-rated on a daily basis) for each such day of delay. Provided, however, that the daily payment of Basic Rent called for by the immediately preceding sentence shall not apply with respect to the first ten (10) days of Tenant's Delay.

         (b) Intentionally Omitted.

         (c) The delays referred to in paragraph (a) are herein referred to collectively and individually as "Tenant's Delay". It is agreed and understood that the Tenant's Plans shall not include alterations or improvements to the common areas of the Building pursuant to Sections
         14.30 and 14.31 and accordingly, failure to agree upon plans and specifications with respect to the matters contemplated in Section
         14.30 and Section 14.31 shall not constitute a Tenant's Delay.

         (d) If, as a result of Tenant's Delay, the Substantial Completion Date is delayed in the aggregate for more than sixty (60) days, Landlord may (but shall not be required to), by written notice to Tenant within ten
         (10) days after expiration of such sixty (60) day period, terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

         (e) The Construction Completion Date shall automatically be extended for the period of any delays caused by Tenant's Delay or Force Majeure.

                                    ARTICLE V

                                 USE OF PREMISES


5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses.

         (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

                  (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established and uniformly applied by Landlord therefor;

                  (ii) Except as otherwise expressly permitted by this Lease, Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises with the exception of identity signage in Tenant's entrance area which may be visible in the main lobby of the Building. Landlord will not unreasonably withhold consent for such interior signs or signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has first submitted a sketch of the sign to Landlord for its approval.

         Landlord shall install, at Landlord's sole cost and expense, Tenant's name on signage on the main Building directory as well as on Edgewater Office Park's existing directory sign at the entrance to Edgewater Office Park.

         In addition, provided that and so long as Tenant is occupying the entire Premises, Tenant shall have the right, at Tenant's sole cost and expense, to place Tenant's logo on the tombstone sign at the entrance to the Building. The size and location of Tenant's logo on such tombstone sign shall be subject to Landlord's approval, which approval will not be unreasonably withheld or delayed.

         Any and all signs installed by or on behalf of Tenant shall be removed by Tenant upon expiration or earlier termination of the Term of the Lease (repairing any damage to the Property or any portion thereof caused by such installation). Tenant shall also maintain and repair any such signage in good condition at all times during the Term of this Lease.

                  (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building;

                  (iv) Tenant shall, at its sole cost and expense: (x) in its use of the Premises, the Building or the Land under the Lease, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans with Disabilities Act of 1990, as amended (the "ADA") and (y) pay for and perform any work necessary to bring the Premises into compliance with the ADA which work is required due to the Tenant's use of the Premises. Nothing contained in this clause (iv) shall be deemed or construed to require Tenant to perform alterations to the elevator in order to bring the same into compliance with the ADA; and

                  (v) Tenant shall occupy the Premises for the Permitted Uses and for no other purposes.

5.2 INSTALLATION AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises in excess of $10,000.00 without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-mechanical, non-structural or non-electrical changes, alterations or improvements. Any such alterations, additions or improvements shall
         (i) be in accordance with complete plans and specifications prepared by Tenant and consented to in advance by Landlord, which consent shall not be unreasonably withheld or delayed with respect to non-mechanical, non-structural or non-electrical changes, alterations or improvements;
         (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed and completed in the manner required in Section 5.2(d) hereof; (iv) be made at Tenant's sole expense and at such times as Landlord may from time to time designate; and (v) become a part of the Premises and the property of Landlord. It is agreed and understood that Landlord shall have the right to review and approve all changes to any plans which Landlord shall have approved pursuant to this Section 5.2(a), which approval shall not be unreasonably withheld or delayed. Landlord may condition its consent to any alteration, modification or improvement made by or at the request of Tenant after the Commencement Date upon a requirement that Tenant, at its sole cost and expense, remove same upon expiration or earlier termination of the Term of this Lease returning the Premises to its condition prior to the making or installation thereof (including the repair of any damage resulting from the installation or removal thereof).

         It is also agreed and understood that Landlord shall not be deemed to be unreasonable in denying its consent to alterations, additions and improvements to the Premises which affect "Base Building Systems" (as said term is hereafter defined).

         As used herein, the term "Base Building Systems" shall mean (i) any mechanical, electrical or plumbing system or component of the Building (including the Premises) (ii) the exterior of the Building (iii) the Building HVAC distribution system (iii) any fire safety prevention/suppression system and (iv) any structural element or component of the Building.

         (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

         (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

         (d) All of the Tenant's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor and deliver copies thereof to Landlord; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than the Initial Public Liability Insurance specified in Section
         1.3 of this Lease as the same may be increased from time to time in accordance with the provisions of Article X of this Lease (all such insurance to be written in companies approved by Landlord and insuring Landlord, Manager and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge or bond off in an amount sufficient to cover the lien with respect to any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord (i) original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived and
         (ii) copies of any certificate(s) of occupancy relating to the Premises issued by the Town of Wakefield.

                                                                   EXHIBIT 10.20

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING


6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting without Landlord's prior written consent, which consent, subject to all other applicable provisions of this Article VI, including, without limitation, Landlord's rights pursuant to Section 6.1(c) and 6.1(d) hereof, shall not be unreasonably withheld, conditioned or delayed. Tenant shall reimburse Landlord for all reasonable costs and expenses sustained or incurred by Landlord (not to exceed $2,000.00 per event) in connection with any assignment or subletting.

               (b) The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity (an "Affiliate of Tenant") which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events Tenant seeks to assign or sublet to a party meeting the following criteria: (i) the successor to Tenant in the case of a merger, consolidation or transfer of all or substantially all of the assets of Tenant, has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) to the extent applicable under clause (i) hereof, proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee or sublessee, in all such cases, including transactions involving an Affiliate of Tenant agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting. It is agreed and understood that the Take Back Option set forth in Section 6.1(d) hereof shall not apply to transactions described and permitted pursuant to this Section 6.1(b).

               (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect Permitted Uses. Any subletting shall expire as of the day immediately preceding the date of expiration of the Term of this Lease.

               (d) In connection with any assignment or subletting, Tenant shall first submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require (except that Landlord need not be provided with such financial information where the applicable transfer involves an Affiliate of Tenant), and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the "option" or "Take Back Option") to be exercised in writing within Ten (10) Business Days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion, of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than fifteen
               (15) nor more than sixty (60) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Basic Rent and Escalation Charges shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises. As additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord (not to exceed $2,000.00 per event) in connection with any request by Tenant for consent to assignment or subletting.

               If Landlord shall not exercise its option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant's notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Article VI of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in
               Article VI of the Lease as amended hereby except that no such assignee or sublessee shall have any right to further assign or sublet the Premises. Further, in any case where Landlord consents to an assignment or a subletting, Landlord shall be entitled to receive 50% of all Subleasing Overages (as said term is hereinafter defined). As used herein, the term "Subleasing Overages" shall mean, for each period in question, all amounts received by Tenant in excess of Basic Rent and Escalation Charges and other items of additional rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith).

               Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of Article VI and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under terms of this Article VI. In no event shall the Tenant hereunder be released from its liability under this Lease.

               Landlord shall not be deemed unreasonable in refusing to approve a sublease wherein the proposed subtenant is a tenant of any building in the Office Park and Landlord has space of comparable size and utility as the space proposed to be sublet available for leasing in the Office Park.


                                   ARTICLE VII

             RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;
                      SERVICES TO BE FURNISHED BY LANDLORD


7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the parking areas, roof of the Building, public or common areas of the Property, exterior walls (including exterior glass) and structure and foundation of the Building (including plumbing, HVAC, mechanical and electrical systems installed by Landlord but excluding any systems installed specifically for Tenant's benefit or serving the Premises exclusively), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for (i) the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or (ii) for any special or supplemental HVAC equipment installed within the Premises to serve Tenant's special computer room and equipment needs or (iii) for any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors (reasonable wear and tear excepted). Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly provided in this Section 7.1 provided, unless expressly provided otherwise in this Lease. All costs and expenses incurred by Landlord in performing its obligations under this Section 7.1 shall be included in Operating Expenses (as said term is hereafter defined) unless otherwise and to the extent expressly excluded from Operating Expenses pursuant to Exhibit E.

               (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time but in no event later than thirty (30) days after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs once commenced.

               (c) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons. Landlord shall cause the paved portions of the Property to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas of the Property to be maintained in a reasonably attractive appearance.

7.2 TENANT'S AGREEMENT. (a) Tenant will keep neat and clean and maintain in reasonably good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain and those repairs caused by the Landlord's negligence or Landlord's default under the terms of this Lease; and shall surrender the Premises, at the end of the Term, in such condition, ordinary wear and tear and damage by fire or other casualty excepted. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law except that Landlord shall be required to obtain all licenses, permits and approvals necessary to perform and complete Landlord's Work. Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building caused by any wrongful act or the negligent acts or omissions of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom). Tenant shall be responsible for the payment of all charges (whether billed directly to Tenant by the applicable utility or submetered and billed to Tenant by Landlord) for electricity, HVAC, gas and other utilities used or consumed in the Premises in accordance with the provisions of this Lease. Without limitation of the foregoing, Tenant shall not do or perform, and shall not permit its agents, servants, employees, contractors or invitees to do or perform any act or thing in or upon the Property or the Office Park which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any statute, law, rule, by-law or ordinance of any governmental entity having jurisdiction over the Property (the "Requirements"). Tenant shall, at Tenant's sole cost and expenses, take all action, including the making of any improvements or alterations to the Premises necessary to comply with all Requirements (including, but not limited to the Americans With Disabilities Act of 1990 (the "ADA"), as modified and supplemented from time to time) which shall, with respect to the Premises or with respect to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with the Premises, Tenant's occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Nothing contained in this Section 7.2(a) shall be deemed or construed to require Tenant to make alterations or improvements to the common areas of the Building including the elevator and main entry lobby doors necessary to bring the same into compliance with the ADA.

               (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery or heavy equipment into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

               (b) If such safe, machinery or equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving unless such loss liability, injury, claim or suit is caused by the negligence or default of Landlord or Landlord's representatives, contractors or employees.

7.4            BUILDING SERVICES. (a) Landlord shall also provide:

                  (i) Cold water (at temperatures supplied by the Town of
                Wakefield) and reasonably hot water for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof including, without limitation, any related charges incurred by Landlord in connection with providing and installing the same. Tenant, at Tenant's sole cost and expense, shall keep such meter and related equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

                  (ii) Access to the Premises twenty-four hours per day, subject to reasonable security restrictions and restrictions based on emergency conditions and all other applicable provisions of this Lease.

                  (iii) Cleaning Services described in Exhibit F as and to the extent required by Exhibit F.

               (b) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. Except as otherwise expressly provided in Section 7.6 of this Lease, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor (except as expressly provided in Section 7.6 of this Lease) entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. Notwithstanding the foregoing, to the extent within its reasonable control in exercising its rights pursuant to this paragraph (b), Landlord shall use good faith efforts to (i) avoid unreasonable interference with Tenant's use of the Premises (ii) provide Tenant reasonable advance oral or written notice of the proposed stoppage (except in the case of emergency when advance notice shall not be necessary) and (iii) promptly restore any service and utility curtailed or suspended.

               (c) In no event shall Landlord be required to provide any cafeteria or food service operation in the Building or Office Park.

7.5 ELECTRICITY. (a) The electrical service for the lights and outlets in the Premises shall be 10 watts per square foot of Premises Rentable Area (the "Electric Capacity") and shall be made available to Tenant at the Premises. Tenant acknowledges and agrees that there is a sub-meter or separate electrical meter in the Premises for the purpose of measuring Tenant's use and consumption of electricity in the Premises, and Tenant shall make direct payment to the applicable utility for any costs, expenses and charges for electricity relating to the Premises. Landlord shall permit existing wires, pipes, risers, conduits and other electrical equipment to be used for the purpose of providing electrical service to the Premises. Tenant covenants and agrees that its electrical usage and consumption will not disproportionately "siphon off" electrical service necessary for other tenants of the Building and that its total connected load will not exceed the maximum load from time to time permitted by applicable governmental regulations nor the Electrical Capacity as defined above. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control. Tenant shall purchase and install all lamps, tubes, bulbs, starters and ballasts. Tenant shall pay all charges for electricity, HVAC and other utilities used or consumed in the Premises. Tenant shall bear the cost of repair and maintenance of any electric or gas meter serving the Premises.

               (b) In order to insure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electrical system, Tenant shall not, without Landlord's prior consent (after completion or Landlord's Work as shown on Tenant's Plans), connect any fixtures, appliances or equipment to the Building's electrical distribution system which operates on a voltage in excess of 120 volts nominal or which exceeds the Electric Capacity (as defined above). If Landlord shall consent to the connection of any such fixtures, appliances or equipment, all additional risers or other electrical facilities or equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by tenant upon Landlord's demand as Additional Rent. From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the costs of such survey.

               To the extent not now available to the Premises, Landlord shall, at Landlord's expense, provide one (1) ton of HVAC service capacity (including ductwork, controls and diffusers where necessary) for each 350 square feet of Premises Rentable Area as of the Commencement Date.

7.6 INTERRUPTION OF ESSENTIAL SERVICES. Notwithstanding anything contained in this Lease to the contrary, if (a) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur (any such interruption of an Essential Service being hereinafter referred to as a "Service Interruption"), and (b) such Service Interruption occurs or continues as a result of the Landlord's negligent acts or omissions and (c) such Service Interruption continues for more than five (5) Business Days after Landlord shall have received notice thereof from Tenant and (d) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Basic Rent and Escalation Charges otherwise payable hereunder for each day during which such Service Interruption continues beyond such five (5) Business Day period; provided, further, however, that if any part of the Premises is reasonably useable for Tenant's operations or if Tenant conducts all or any part of its operations notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent and Escalation Charges otherwise payable hereunder shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations. The rights granted under this paragraph shall be (i) personal to the original Tenant named in this Lease and shall terminate upon any assignment of the Lease or any subletting of all or any portion of the Premises outstanding at any one time and (ii) not be binding upon any mortgagee who shall take title to the Property by foreclosure or deed in lieu of foreclosure or any purchaser at foreclosure. For purposes hereof, the term "Essential Services" shall mean the following services: access to the Premises, telephone service, heating, air-conditioning, water, sewer, and electricity but only if, as and to the extent that Landlord is required to provide such service to Tenant under this Lease. Any abatement of Basic Rent and additional rent under this paragraph shall apply only with respect to Basic Rent allocable to the period after each of the conditions set forth in subsections (a) through (d) hereof shall have been satisfied and only during such times as each of such conditions shall exist and be continuing.

                                  ARTICLE VIII

                                REAL ESTATE TAXES


8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean each twelve-month period commencing on January 1 and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean all real estate taxes, special assessments and betterment assessments assessed with respect to the Property for any Tax Year.

               (b) In the event that during any Tax Year after the Tax Year in which Base Taxes are determined, Taxes shall be greater than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for each Tax Year (or partial Tax Year) falling within the Term of this Lease, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

               (c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are from time to time due a sum equal to Tenant's required payments, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Once established, the Landlord may change the monthly estimated amount not more than once in any Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent. The obligations of Tenant pursuant to this Article VIII shall survive expiration or earlier termination of the Term of this Lease.

8.2 ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year which is not due to vacancies in the Building, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall, provided there does not then exist a Default of Tenant, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor against the obligations of Tenant next falling due under this Article VIII; provided, that in no event shall Tenant be entitled to receive a credit equal to more than the payments made by Tenant on account of Taxes for such Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatements of Basic Rent if Taxes for any Tax Year are less than Base Taxes or if Base Taxes are abated.

8.3 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that

               Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

               (b) If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.


                                   ARTICLE IX

                               OPERATING EXPENSES


9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

                  (i) Operating Year: Each calendar year (January 1 through
               December 31) in which any part of the Term of this Lease shall fall.

                  (ii) Operating Expenses: The aggregate costs or expenses
               reasonably incurred by Landlord with respect to the operation, administration, insuring, cleaning, repair, maintenance and management of the Property (but specifically excluding Utility Expenses) all as set forth in Exhibit E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

                 (iii) Utility Expenses: The aggregate costs or expenses
               reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants), oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by tenants, provided that, if during any portion of the Operating Year for which Utility Expenses are being computed, less than all Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual utility expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Year.

9.2 TENANT'S PAYMENTS. (a) In the event that during any Operating Year after the Operating Year in which Base Operating Expenses are established, Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Operating Expenses over Base Operating Expenses for each Operating Year (or partial Operating
               Year) falling within the Term of this Lease multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends. Landlord shall not recover more than 100% of its increases in Operating Expenses pursuant to this
               Section 9.2(a)

               (b) In the event that during any Operating Year after the Operating Year in which Base Utility Expenses are determined, Utility Expenses shall exceed Base Utility Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Utility Expenses over Base Utility Expenses for each Operating Year (or partial Operating Year) falling within the Term of this Lease multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends. Landlord shall not recover more than 100% of its increases in Utility Expenses pursuant to this Section 9.2(b).

               (c) Estimated payments by Tenant on account of Operating Expenses and Utility Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses and Utility Expenses for such Operating Year. Once established, the Landlord may change the monthly estimated amount not more than once in any Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses and Utility Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses and Utility Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses and Utility Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent. The obligations of Tenant under this Article IX shall survive expiration or earlier termination of the Term of this Lease. Landlord shall maintain its books and records in accordance with generally accepted accounting principles.

                 (d) Provided that Tenant shall have first paid all amounts due and payable by Tenant pursuant to this Article IX and upon the written request of Tenant (but not more than once with respect to any Operating Year), Tenant shall be permitted to inspect Landlord's books and records pertaining to Operating Expenses applicable to the Property for such Operating Year. Such inspection shall take place at a mutually agreeable time at the location where such books and records are kept by the Manager in the ordinary course. Tenant shall keep the results of any such inspection strictly confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Tenant may not conduct an inspection or have an audit performed more than once for and with respect to any Operating Year. Failure of Tenant to provide Landlord with a written request to review such books and records within 90 days after receipt of a final statement pursuant to this Article IX with respect to each respective Operating Year shall be deemed a waiver of Tenant's rights hereunder with respect to such Operating Year. In the event that any such audit or inspection reveals a discrepancy or overstatement of a particular line item of Operating Expense then Tenant shall be permitted to review Landlord's records with respect to such line item

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               for the two (2) immediately preceding Operating Years (but only as to the applicable line item and not others).


                                    ARTICLE X

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE


10.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord and the Manager and their respective officers, directors and shareholders, from and against all claims, loss, liability, costs and damages of whatever nature caused by the following: (i) any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in the Premises; (ii) any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results from an act or omission on the part of Tenant or Tenant's agents, servants, independent contractors, or any other person acting under Tenant; or (iii) with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels. Notwithstanding the above to the contrary, Tenant shall not be required to defend, indemnify or save harmless the above parties in the event that and to the extent that such claim, loss, liability or cost arose as the result of the negligence or default of the respective party seeking indemnification. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Landlord, Manager and any mortgagee from time to time holding a mortgage on the Property are named as additional insureds.

               Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Manager and Landlord's said designees without thirty (30) days' prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a certificate thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in
               Section 14.20. Nothing contained in this Section 10.3 shall be deemed or construed to exculpate Landlord from its own negligence or the negligence of Landlord's representatives, servants or employees. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

10.5 LANDLORD'S INDEMNITY. Subject to all other applicable provisions of this Lease including, without limitation, Section 14.20 (Waiver of Subrogation) and Section 14.4 (Landlord's Liability), Landlord hereby agrees to indemnify, defend and hold harmless Tenant and it's officers, directors and shareholders against any claims, loss, damages or liability for injury to person, including death, or damage to property, caused by the intentional misconduct or gross negligence of Landlord or the Manager or their respective employees, agents, servants or contractors, and from any costs relating thereto (including, without limitation, attorneys' fees). Notwithstanding the foregoing to the contrary, Landlord shall not be required to defend, indemnify or save harmless the above parties in the event that and to the extent that such claim, loss, liability or cost arose as the result of the negligence or default of the respective party seeking indemnification.


                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES


11.1 LANDLORD'S RIGHTS. Landlord shall upon reasonable advance oral or written notice to Tenant (except in the case of an emergency where no notice shall be required) have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property. In exercising its rights hereunder, Landlord shall use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises.

                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.

12.1 ABATEMENT OF RENT. If the Premises or the means of access to the Property or the parking areas should be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is material interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2, Tenant's trade fixtures and Tenant's Removable Property) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 RIGHT OF TERMINATION. If the Premises or the access to the Property or the parking areas are damaged by fire or casualty, Landlord shall cause an independent contractor designated by Landlord to make a written estimate (the "Estimate") of the amount of time normally required in the ordinary course to perform and substantially complete the restoration of the damage in question and a copy of the Estimate shall be provided to Landlord and Tenant within forty five (45) days after the casualty. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, according to the Estimate, reasonably be expected to be repaired within ninety (90) days from the time the repair work would commence), or if any part of the Building or Property is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such taking (either such 60 day period being hereafter the "Notice Period"), whereupon this Lease shall terminate sixty (60) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 RESTORATION; TENANT'S RIGHT OF TERMINATION. (a) If the estimated amount of time required to perform and substantially complete such restoration in the ordinary course as set forth in the Estimate exceeds one hundred eighty (180) days from the time repair work would commence, then Tenant shall have the right to terminate this Lease effective as of the date of Tenant's Termination Notice, such right to be exercised, if at all, by written notice (a "Tenant's Termination Notice") to Landlord within ten (10) days after Tenant's receipt of the Estimate. Failure of Tenant to exercise such right within the time and manner herein provided, time being of the essence, shall constitute a waiver of such right by Tenant, time being of the essence. Any termination of this Lease by Tenant pursuant to this
               Section 12.3(a) shall have the same force and effect as if such date were the date of termination originally established as the date of expiration of the Term of this Lease.

                 (b) If the Premises or the access to the Property or the parking areas are damaged by fire or casualty and if this Lease shall not be terminated pursuant to Section 12.2, 12.3(a) or 12.5, Landlord shall thereafter use due diligence to restore the Premises to its proper condition as required by Section 12.1. Landlord's obligation to restore shall be limited to the net amount of insurance proceeds actually made available to the Landlord for the purpose of restoration plus the amount of any deductible carried by Landlord and provided, further, that Landlord shall have no obligation to restore the Premises or the Building as and to the extent the same cannot be lawfully restored under then applicable zoning and building laws. If, for any reason, restoration of the Premises to the condition required by this Lease shall not be substantially completed as aforesaid within the one hundred eighty (180) day period set forth in 12.3(a) hereof (which 180 day period shall be extended due to Force Majeure or any reason beyond the control of Landlord), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall (effective as of a date set forth in such notice which date shall not be sooner than 30 nor later than 60 days after the giving of such notice) cease and come to an end without further liability or obligation on the part of either party. If at any time Landlord shall determine that the proceeds of insurance or condemnation awards to be available to Landlord for restoration are or will be insufficient for restoration of the Premises to the condition required by this Lease and in the event Landlord shall not elect, in its sole discretion, to advance the additional monies necessary to complete such restoration, then Landlord shall provide Tenant written notice of such insufficiency and upon receipt of such notice, Tenant shall have the right to terminate this Lease by written notice to Landlord not later than thirty (30) days after Tenant's receipt of such written notice from Landlord, time being of the essence. Such rights of termination set forth in this
               Section 12.3 shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete such restoration.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense or Tenant's furniture, fixtures and equipment and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

12.5           CONDEMNATION. Notwithstanding the foregoing provisions of this
               Article XII to the contrary, if (a) all or any material portion of the Premises is permanently taken by exercise of the power of eminent domain or (b) the means of access to and from the Premises or if more than 15% of the parking areas on the Property are permanently taken by exercise of the power of eminent domain and Landlord is not able to provide Tenant with a substantially similar and reasonable means of access to and egress from the Premises or parking spaces, then, Landlord and Tenant shall each have the right to terminate this Lease effective as of the date (the "Termination Date") that Tenant is required to vacate such portion (or all of the Premises) or cease using such means of access or egress or parking areas, by giving the other party written notice of such termination within thirty (30) days of receipt of the final notice of such taking, time being of the essence. In the event of such termination, this Lease and the rights and obligations of the parties hereunder shall cease and terminate as of the Termination Date as if such date were the date set forth in this Lease for expiration of the Term of this Lease. Such right of termination, together with Tenant's rights pursuant to Section 12.1 and Section 12.4, shall be Tenant's sole and exclusive rights with respect to damage or loss due to condemnation.

                                  ARTICLE XIII

                                    DEFAULT


13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                 (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or other sums payable as additional charges hereunder when due and such failure shall continue for more than ten (10) days after Tenant's receipt of written notice from Landlord to Tenant; or

                 (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after receipt of written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (iv) Tenant shall make an assignment for the benefit of
                creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due unless such assignment, petition, answer, consent, acquiescence or admission is dismissed or withdrawn within ninety (90) days; or

                  (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

               then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

               (b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises by summary proceedings or any other means permitted by law (and as and to the extent permitted by law) or upon obtaining a judgment for possession and execution from a court of competent jurisdiction remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

               (c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other reasonable sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

               (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess (discounted to present value using a discount factor reasonably determined by Landlord in its sole but reasonable judgment), if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

               (e) In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord
               (i) shall, subject to the provisions of Section 13.1(i) hereafter set forth, use reasonable efforts to re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

               (f) Intentionally Omitted.

               (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

               (h) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

               (i) Subject to the conditions and limitations hereafter set forth, Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that the Lease is terminated by Landlord as the result of a Default of Tenant hereunder. Marketing of Tenant's Premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control in the Building shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts". In no event shall Landlord be required to (a) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant, (b) relet the Premises before leasing other vacant space in the Building or any other building in the Office Park owned by Landlord, (c) lease the Premises for a rental or upon terms less than the current fair market rental and terms then prevailing for similar office space in the Building, or (d) enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have (a) unreasonably failed to commence to perform such obligation within a reasonable period of time (but in no event more than thirty (30) days) after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations or (b) failed to diligently complete the performance of such obligations once commenced.


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or

               Tenant's consent or approval to or of any subsequent similar act by the other.

               (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor) nor any of its assets, agents, servants, employees, directors, shareholders, officers, trustees and beneficiaries shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief or other equitable relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

               (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

               (c) Except as provided in Section 14.19, in no event shall Landlord or Tenant ever be liable to the other for any loss of business or any other indirect or consequential damages.

               (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours provided that Landlord shall, to the extent within its reasonable control, use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. Landlord hereby warrants and represents to Tenant that as of the date of execution and delivery of this Lease by Landlord, there is no mortgage or ground lease with respect to Landlord's interest in the Property which is superior to this Lease.

               Nothing contained herein shall be deemed or construed to mean that Landlord is precluded from placing mortgages or ground leases on the Property in the future (subject to Section 14.15 hereof).

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

               (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

               (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, the transferring Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder which are to be performed or observed from and after (but not before) the date of such transfer.

14.7 RULES AND REGULATIONS. Tenant shall abide by rules and regulations set forth in Exhibit C attached hereto and those rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by (i) nationally recognized overnight delivery service with signature required on delivery or (ii) registered or certified mail, return receipt requested, postage prepaid:

               If intended for Landlord, addressed to Landlord at:

               Landlord's Original Address
               Attn:  Property Manager
               101 Edgewater Drive
               Wakefield, MA

               with a copy to:

               Mr. Nicholas E. Stolatis, Director, Asset Management Teachers Insurance and Annuity Association of America as Asset Manager on behalf of TIAA Realty, Inc.
               730 Third Avenue
               New York, New York 10017

               (or to such other address as may from time to time hereafter be designated by Landlord by like notice).

               If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises Attn: Corporate Counsel (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

               All such notices shall be effective when delivered if sent by overnight courier and if by registered or certified mail, when delivered or upon the first date of attempted delivery by the postal service, if delivery is rejected or not accepted.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such reasonable instruments of subordination, non-disturbance and attornment in confirmation of the foregoing agreement as such holder may reasonably request.

               Notwithstanding anything to the contrary contained in this
               Section 14.15 or in Section 14.6 of this Lease, Tenant shall not be required to subordinate this Lease to any mortgage or the lien of any mortgage or sale and a leaseback, nor shall the subordination provided herein be self-operative unless the holder of such mortgage or the Lessor under such ground lease, as the case may be, shall enter into an Agreement with Tenant, recordable in form, to the effect that, in the event of foreclosure of, or similar action taken under, such mortgage or ground lease, Tenant's possession of the Premises under this Lease shall not be terminated or disturbed by such mortgage holder or ground lessor or anyone claiming under such mortgage holder or a ground lessor, as the case may be, so long as Tenant shall not be in default under this Lease. The form of any such Agreement shall be the form usually and customarily required by any such mortgagee or ground lessor so long as such mortgagee or ground lessor complies with the requirements of this
               Section 14.15.

14.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, prospective purchasers, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any reasonable matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT/LETTER OF CREDIT. Tenant shall deposit with Landlord a Letter of Credit in the amount and form hereafter described (the "Letter of Credit") to be held and, as applicable, presented and drawn upon and the proceeds thereof retained and applied by Landlord as security for the faithful payment, performance and observance by Tenant of the terms, covenants, provisions, conditions and agreements of Tenant under and pursuant to this Lease. It is agreed and understood that in the event of the occurrence of a Default of Tenant, Landlord may present for payment and draw upon the Letter of Credit and Landlord may use, apply or retain the whole or any part of the amounts available to be drawn under the Letter of Credit to the extent required for the payment of any Basic Rent, Escalation Charges, additional rent or any other sum which Landlord may expend or be entitled to the payment of by reason of any Default of Tenant or any failure of tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments or any damages or deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord.

               If Landlord shall present, draw upon and apply or retain all or any portion of the amounts evidenced by the Letter of Credit, Tenant shall immediately replenish and reinstate the amount available to be drawn under the Letter of Credit or cause a substitute Letter of Credit in the form and amount required by this Lease to be re-issued so that at all times during the Term of this Lease, Landlord shall be entitled to draw upon the entire dollar amount of the Letter of Credit in the amounts from time to time required hereunder notwithstanding any prior presentation and draw thereon.

               The Letter of Credit must at all times be an "irrevocable clean" commercial Letter of Credit in the amount required by this Lease and payable through a bank or other financial institution having and maintaining an office at which draws may occur in New York City, New York, acceptable to Landlord in Landlord's sole discretion. In addition, the Letter of Credit shall be payable solely to the benefit of the Landlord from time to time under this Lease and shall be automatically renewable and, upon the direction of Landlord, transferable to and payable for the benefit of any successor Landlord under the Lease. The Letter of Credit (or substitutes thereof consistent with the terms hereof) shall be and remain presentable and payable for the time period beginning on the date of this Lease through and including the date which is the last to occur of (i) the date which is 60 days after the last day of the Term of this Lease or (ii) the date which is 60 days after the date of delivery of the entire Premises to Landlord in accordance with the terms and provisions of this Lease or (iii) 60 days after the last of Tenant's monetary obligations to Landlord under this Lease have been satisfied in full. Tenant shall bear all costs and expenses in connection with procuring the Letter of Credit and maintaining it in full force and effect for the time periods required hereunder. In the event of a sale or other transfer of the Building, Tenant shall, at its sole cost and expense, cause the Letter of Credit, in the form required hereunder, to be issued to and for the benefit of such transferee or purchaser, as designated by Landlord.

               The Landlord from time to time under this Lease, shall be entitled to receive 60 days prior written notice of any cancellation of the Letter of Credit for any reason and the Letter of Credit shall not be cancellable unless and until Landlord shall have received such sixty (60) day advance written notice. Upon (i) receiving notice of cancellation of the Letter of Credit or (ii) failure of Tenant to deliver to Landlord a substitute Letter of Credit on or before the date which is 30 days prior to any renewal date and whether or not Tenant shall then be in default in the payment, performance or observance of any term, covenant or provision of this Lease, Landlord shall be entitled to present, draw upon and retain the entire amount of the Letter of Credit and upon so doing, Landlord shall be entitled to hold, apply and retain the proceeds of such payment as if it were a cash security deposit under this Lease to be applied against Defaults of Tenant from time to time arising under this Lease.

               It is agreed and understood that any failure of Tenant to perform, observe or comply with any term of provision contained in this Section 14.17 to be performed or observed by Tenant shall entitle Landlord to the same rights and remedies under this Lease, as a failure by Tenant to pay Basic Rent as and when same shall be due and payable.

               Initially, the amount of the Letter of Credit shall be in the amount stated in Section 1.2 hereof. Thereafter, beginning as of the first day of the fourth lease year and provided that no Default of Tenant shall exist and be continuing, the amount of the Letter of Credit shall be reduced to $161,692.88.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, (but shall not be required) upon not less than thirty (30) days notice to Tenant and opportunity to cure within such thirty (30) day period (except in the case of emergency when no advance notice nor opportunity to cure shall be required), to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at BankBoston or such other banking institution in Boston, MA as designated from time to time by Landlord (but in no event greater than the maximum rate of interest permitted by law), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at BankBoston (but in no event greater than the maximum rate of interest permitted by law) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration or earlier termination of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less than 150% of the sum of (i) Basic Rent and (ii) Escalation Charges in effect on the expiration or termination date. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. The Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof, elect to treat such holding over as an extension of the Term of this Lease for a period of up to one (1) year, as designated by Landlord, such extension to be on the terms and conditions set forth in this Section 14.19.

14.20 WAIVER OF SUBROGATION. Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant's Removable Property and telecommunications cabling and, to the extent specified by Landlord at the time Landlord grants its consent to the making and installation thereof, all alterations and additions made by Tenant and all partitions wholly within the Premises made by Tenant after the Commencement Date and any aspect of Landlord's Work with respect to which Landlord requires removal by notice to Tenant at the time of approval of Tenant's Plans; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22          SUBSTITUTE SPACE. Intentionally Omitted.

14.23 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Leggat McCall Properties LLC (the "Broker") and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker which shall be paid by Landlord pursuant to its specific agreements with Broker).

               Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Lease other than Leggat McCall Properties LLC (the "Broker") and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Landlord against any such claim.

14.24 SPECIAL TAXATION PROVISIONS. Landlord shall have the right at any time and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by its Counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or any regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the demised premises under the provisions of this Lease as so amended and provided further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality. Anything contained in the foregoing provisions of this Lease (including, without limitation, Article VI hereof) to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises, shall enter into any lease, sublease, license, concession or other agreement for use, occupancy, utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization of space, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentage of receipts for sales) and any such recorded lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

14.25 HAZARDOUS MATERIALS. (a) Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials. If any governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement is the result of the acts or omissions of Tenant. In addition, Tenant shall execute reasonable affidavits, representations and the like, from time to time, at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

               The Tenant shall, at its own expense, remove, clean up, remedy and dispose of (in compliance with all applicable laws, rules and regulations) all Hazardous Materials generated or released by the Tenant or its officers, directors, employees, contractors, servants or agents during the Term of this Lease (or during such term as the Tenant is in occupancy or possession of any part of the Premises, the Building or the Property) at or from the Premises, the Building or the Property in compliance with all Environmental Laws (as said term is hereafter defined) and further, shall remove, clean up, remedy and dispose of all Hazardous Materials located at, upon, under, within or in the Premises, the Building or the Property generated by or resulting from Tenant's operations, activities or processes during the term of this Lease (or such other periods of time as the Tenant may be in occupancy or in possession of the Premises or any portion of the Property or Building), in compliance with all Environmental Laws. In performing its obligations hereunder, the Tenant shall use best efforts to avoid interference with the use and enjoyment of the Building and the Property by other tenants and occupants thereof. The provisions hereof shall survive expiration or termination of this Lease.

               The Tenant shall indemnify, defend and save harmless the Landlord, the Manager and their respective officers, directors and shareholders from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation, reasonable fees and costs for attorneys' fees, consultants' fees, litigation costs and clean-up costs asserted against or incurred by the Landlord, the Manager or their respective officers, directors and shareholders, at any time caused by (i) any release or threat of release of any Hazardous Materials at, in, upon, under or from the Premises, the Building or the Property where such release or threat of release caused by the acts or omissions of the Tenant or its agents, servants, employees or contractors or (ii) any violation or of any Environmental Laws governing Hazardous Materials where such violation is caused by the acts or omissions of the Tenant or its agents, servants, employees or contractors. The indemnities set forth in this Section shall survive expiration or termination of this Lease.

               In addition to the requirements set forth above, the Tenant shall, within ten (10) days of receipt, provide to the Landlord copies of any inspection or other reports, correspondence, documentation, orders, citations, notices, directives, or suits from or by any governmental authority or insurer regarding non-compliance with or potential or actual violation of Environmental Laws. Subject to the requirements of Section 11.1 hereof, the Landlord hereby expressly reserves the right to enter the Premises and all other portions of the Building and the Property at reasonable times in order to perform inspections and testing of the air, soil and groundwater for the presence or existence of Hazardous Materials.

               It is agreed and understood that in the event that Hazardous Materials are discovered on the Premises during the course of performance of Landlord's Work, then, unless such Hazardous Material is present due to the acts of Tenant or Tenant's agents, employees or contractors, (i) the Landlord shall remove same to the extent required by law at Landlord's sole expense and (ii) any delays in the Substantial Completion Date and the Construction Completion Date shall not be deemed to be the result of Tenant's Delay for purposes of Section 4.4 of this Lease.

               As used herein, the term "Hazardous Materials" shall mean and include, without limitation, any material or substance which is
               (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. SS 1251 et seq. (33 U.S.C. SS 1321) or listed in SS 307 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317), (iv) defined as a "hazardous waste" pursuant to
               Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq. (42 U.S.C. SS 6903), (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and

               Liability Act, 42 U.S.C. SS 9601 et seq. (42 U.S.C. SS 9601), as amended and regulations promulgated thereunder, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended and the regulations promulgated thereunder. As used herein, the term "Environmental Laws" shall mean, without limitation, each and every law, rule, order, statute or regulation described above in this Section, together with (i) any amendments thereto, or regulations promulgated thereunder and
               (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now existing or hereafter enacted or promulgated.

               (b) In the event that (i) Hazardous Materials are discovered on the Premises and (ii) the presence or existence of such Hazardous Materials is not the result of the acts or omissions of Tenant or Tenant's agents, servants, employees or contractors (iii) as the direct result of the presence of such Hazardous Materials, a governmental authority either determining that the Premises are unsafe and untenantable or ordering that Tenant cease operating its business and vacate all or any portion of the Premises (an "Order") and (iv) Tenant shall have provided Landlord with written notice of the Determination or Order, then Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of the presence or existence of such Hazardous Materials and such Order, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have completed the Remediation (as hereafter defined). Upon satisfaction of the conditions specified in (i)-(iv) hereof, in no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from the presence or existence of such Hazardous Materials.

               Upon receipt of the written notice required by the first paragraph of this Section 14.25(b), Landlord shall thereafter use due diligence to promptly remove, abate, remediate or clean-up such Hazardous Materials to the extent required by applicable law and the requirements of governmental agencies of competent jurisdiction to the extent that Tenant shall be permitted to re-enter the portion of the Premises which is the subject of the Order (the "Remediation"). If, for any reason, such Remediation shall not be substantially completed within 240 days from the date of Landlord's receipt of written notice of the Order from Tenant (which period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such Remediation for any cause beyond Landlord's reasonable control), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such Remediation. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such Remediation.

14.26 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.27 OPTIONS TO EXTEND. (a) On or before the date which is not less than fourteen (14) full calendar months prior to expiration of
               (a) the Initial Term in the case of Tenant's option with respect to the First Extension Period (as hereafter defined) and (b) as applicable, the First Extension Period in the case of Tenant's option with respect to the Second Extension Period (as hereafter defined). Tenant shall have the right to provide Landlord with a written request (a "Rent Request") requesting that Landlord provide Tenant with written notice (a "Rent Designation") of the Basic Rent Landlord projects to be the Basic Rent for the Premises during the applicable Extension Period for which a Rent Request is made. Landlord shall provide its Rent Designation to Tenant within 21 days after its receipt of the Rent Request from Tenant. Tenant's right to request a Rent Designation from Landlord is merely for purposes of discussion and information only and neither Landlord nor Tenant shall be bound in any manner thereby. The mere act of Tenant giving Landlord a Rent Request and Landlord providing a Rent Designation shall create no liability or obligation on the part of Landlord or Tenant with respect to any Extension Period and Landlord and Tenant shall only be bound with respect to any Extension Period if Tenant shall timely and properly exercise its option with respect to the applicable Extension Period as hereafter set forth.

               (b) Whether or not Tenant shall give Landlord a Rent Request pursuant to the foregoing provisions of Section 14.27(a), Tenant shall nevertheless have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Initial Term for two (2) additional consecutive periods of five (5) years each (hereinafter respectively referred to as the "First Extension Period" and the "Second Extension Period" and sometimes generically as an "Extension Period"), provided that (a) Tenant shall give Landlord notice (an "Option Notice") of Tenant's exercise of each such option at least twelve full calendar months prior to the expiration of (i) the Initial Term in the case of the option with respect to the First Extension Period and (ii) the First Extension Period in the case of the option with respect to the Second Extension Period and (b) no Default of Tenant (after expiration of applicable notice and cure periods, if any) shall exist at the time of giving each applicable notice (c) the original Tenant named in this Lease (or an assignee or sublessee permitted in accordance with the provisions of Section 6.1(b) of this Lease) is itself occupying the entire Premises both at the time of giving the applicable notice and at the time of commencement of each respective Extension Period and (d) Tenant shall fail to give Landlord a Revocation Notice (as hereafter defined) within ten (10) days after the Tenant's receipt of the determination of Fair Market Rental Value as hereafter provided (if Fair Market Rental Value for the applicable Extension is determined by the appraisal process hereafter described). Except for the amount of Basic Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional periods through which the Term of this Lease shall be extended as aforesaid, except that (a) there shall be no further options to extend the Term of this Lease beyond the Second Extension Period, no Elevator Up-Grade, no Lobby Renovation Work or Lobby Allowance nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any Allowance or any inducement payments of any kind or nature and (b) Base Taxes, Base Operating Expenses and Base Utility Expenses shall be adjusted as hereafter set forth. If Tenant shall give an Option Notice of its exercise of an option to extend in the manner and within the time period provided aforesaid and provided that Tenant shall not thereafter give Landlord a Revocation Notice within the time and manner herein specified, the Term of this Lease shall be extended without the requirement of any further attention on the part of either Landlord or Tenant. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (b) or (c) above.

               Upon the written request of Landlord, Tenant shall enter into an amendment of this Lease reflecting the extension of the Term of this Lease and the Basic Rent payable by Tenant during the Extension Period. Base Taxes for each respective Extension Period shall be the Taxes for the Tax

               Year in which the first day of the applicable Extension Period shall fall. Likewise, the Base Operating Expenses and Base Utility Expenses for each respective Extension Period shall be the Operating Expenses and Utility Expenses, respectively for the Operating Year in which the first day of the applicable Extension Period shall fall.

               If Tenant shall fail to exercise any such option as aforesaid as and when specified herein, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Failure of Tenant to timely exercise its option with respect to the First Extension Period shall terminate Tenant's rights with respect to the option for the Second Extension Period unless waived in writing by Landlord (in Landlord's discretion). Any termination of this Lease Agreement shall terminate the rights hereby granted Tenant.

               The Basic Rent payable for each twelve (12) month period during each Extension Period shall be the Fair Market Rental Value (as said term is hereinafter defined) calculated in each case as of commencement of the applicable Extension Period but in no event less than the Basic Rent per annum plus Escalation Charges payable for and with respect to the 12 calendar month period immediately preceding commencement of the applicable Extension Period.

               Dispute as to Fair Market Value. Landlord shall initially designate the Fair Market Rental Value and shall furnish data in support of such designation by written notice to Tenant within thirty (30) days after receipt of Tenant's Option Notice exercising the option for the applicable Extension Period. Such designation by Landlord need not be in the amount specified in any Rent Designation previously given by Landlord pursuant to
               Section 14.27(a) above and shall be determined by Landlord in Landlord's sole and absolute discretion. If Tenant disagrees with Landlord's designation of the Fair Market Rental Value, Tenant shall have the right, by written notice (a "Call for Rent Determination") given to Landlord within ten (10) days after Tenant has been notified of Landlord's designation pursuant to this paragraph, to submit such Fair Market Rental Value to be determined as follows: The Landlord and Tenant shall each appoint a Qualified Officer (as said term is hereinafter defined) and shall designate the Qualified Officer so appointed by notice to the other party within 15 days after the Tenant's Call for Rent Determination. The two Qualified Officers so appointed shall meet within ten (10) days after both Qualified Officers are designated in an attempt to agree upon the Fair Market Rental Value for the applicable Extension Period and if, within fifteen (15) days after both Qualified Officers are designated, the two Qualified Officers do not agree upon the Fair Market Rental

               Value, then each Qualified Officer shall, not later than thirty
               (30) days after both Qualified Officers have been designated, deliver a written report (the "Individual Rent Report") to both the Landlord and Tenant setting forth the Fair Market Rental Value as determined by each Qualified Officer. The two Qualified Officers shall promptly appoint a third Qualified Officer and shall designate such third Qualified Officer by notice to Landlord and Tenant within ten (10) days after delivery of their Individual Rent Reports. The cost and expenses of each Qualified Officer appointed separately by Tenant and Landlord shall be borne by the party who appointed the Qualified Officer. The cost and expenses of the third Qualified Officer shall be shared equally by Tenant and Landlord. The third Qualified Officer shall designate and select one of the designations of the Fair Market Rental Value set forth in the Individual Rent Report submitted by one of the two Qualified Officers designated by Landlord and Tenant as the Fair Market Rental Value. The Fair Market Rental Value of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. IN ANY AND ALL EVENTS, THE FAIR MARKET RENTAL VALUE SHALL BE DETERMINED NO LATER THAN THE DATE WHICH IS SEVEN FULL CALENDAR MONTHS PRIOR TO THE FIRST DAY OF THE APPLICABLE EXTENSION PERIOD FOR WHICH IT IS BEING DETERMINED.

               Upon determination of the Fair Market Rental Value as aforesaid (unless such determination shall be made by mutual agreement of Landlord and Tenant outside of the Qualified Officer process described above), Tenant shall have a period of ten (10) days within which to give Landlord written notice of its revocation of its Option Notice with respect to the applicable Extension Period (such written notice of revocation being a "Revocation Notice"), time being of the essence. In the event that Tenant shall fail or neglect to give Landlord a Revocation Notice within the time and manner specified above, Tenant shall be deemed to have accepted the determination of Fair Market Rental value as determined as set forth above and the Term of this Lease shall be extended to include the applicable Extension Period at the Basic Rent so determined as the Fair Market Rental Value.

               In the event that Tenant shall give Landlord a Revocation Notice within the time and manner hereinabove set forth, time being of the essence, then, Tenant shall be deemed to have revoked its Option Notice and the Term of this Lease shall not be extended to include the applicable Extension Period for which it was given but the Term of this Lease shall be temporarily extended for an additional period of nine (9) full calendar months (the "Short Term Extension") beginning as of the day immediately following the last day of (a) the Initial Term (in the case of a Revocation Notice with respect to an Option Notice for the First Extension Period) or (b) the last day of the First Extension Period (in the case of a Revocation Notice with respect to an Option Notice for the Second Extension Period).

               Basic Rent per rentable square foot per annum payable during the Short Term Extension shall be at an annual rate equal to the sum of (i) the Basic Rent per square foot per annum payable during the last twelve months, as applicable, of (a) the Initial Term (in the case of a Short Term Extension resulting from a Revocation Notice relating to the First Extension Period) and (b) the First Extension Period (in the case of a Short Term Extension resulting from a Revocation Notice relating to the Second Extension Period plus (ii) $1.00 per rentable square foot (for example, if the Basic Rent for such 12 month period were $23.00 per rentable square foot per annum, the Basic Rent payable during the subject Short Term Extension would be $24.00 ($23.00 + $1.00 = $24.00). Except for the amount of Basic Rent which shall be as set forth above, all of the terms and provisions of the Lease shall apply during the Short Term Extension, except that there shall be no option to extend beyond the last day of the Short Term Extension. Accordingly, the provisions of Section 14.19 of this Lease shall apply to any holding over beyond expiration of the Short Term Extension as if the last day of the Short Term Extension were the last day of the Term of this Lease.

               As used herein, the term "Qualified Officer" shall mean any disinterested and independent person (i) who is a senior officer of a major nationally recognized leasing brokerage firm having an office in the Boston Metro Area(ii) who has not less than ten
               (10) years experience in (a) leasing office space in the Edgewater Office Park or other similar first class suburban office parks in the suburban Boston Office Market or (b) appraising and valuing properties of the general location, type and character as the Building in other similar first class office parks in the suburban Boston Office Market. Notwithstanding the foregoing, the Landlord may not designate its then leasing broker as the "Qualified Officer" to be designated by Landlord. If either party shall fail to appoint its Qualified Officer within the period specified above (such party referred to hereinafter as the "Failing Party"), the other party may serve notice on the Failing Party requiring the Failing Party to appoint its Qualified Officer within ten (10) days of the giving of such notice and if the Failing Party shall not respond by appointment of its Qualified Officer within said ten (10) day period, then the Qualified Officer appointed by the other party shall be the sole Qualified Officer whose determination of Fair Market Rental Value shall be binding and conclusive upon Tenant and Landlord.

14.28 RIGHT OF FIRST OFFER. In the event that during the Initial Term or any applicable Extension Period, all or any portion of the Building shall become "available for leasing" (as hereafter defined) and provided that no Default of Tenant shall exist and be continuing then, prior to leasing such space to a third party, Landlord shall first offer (the "Offer") to lease all of the such available space to Tenant upon terms and conditions specified by Landlord in the Offer. The Term of this Lease as it relates to such space set forth in the Offer shall be for a period equal to the then unexpired balance of the Term of this Lease (inclusive of any Extension Periods).

               If (a) within ten (10) Business Days after Landlord provides the Offer to Tenant, Tenant does not unconditionally accept the Offer as to all of such space described in the Offer in writing or (b) if Tenant accepts the Offer as aforesaid but does not execute and deliver a final fully executed Amendment to this Lease Agreement in form and substance satisfactory to Landlord and Tenant within thirty (30) days after acceptance of the Offer as aforesaid, Landlord shall be free to rent all or any part of such space to any party upon terms and conditions determined by Landlord in its sole discretion, and Tenant's Right of First Offer shall terminate as to all of the space described in such Offer (but only as to the space described in such Offer).

               As used herein, the term "available for leasing" shall mean that Landlord has determined that such space is or will become vacant as and when determined by Landlord in Landlord's sole discretion and (a) no other tenant of the Building has any rights of first offer or expansion rights or other rights of any kind with respect to such space and/or (b) the then existing tenant in such space shall (i) not exercise its option to extend or renew its lease or (ii) fail to negotiate an extension or renewal of its lease absent a right of extension or renewal in its Lease or any failure to timely exercise an option or right that existed in its lease.

               In no event shall Landlord provide Tenant with an Offer more than twelve (12) months prior to the date Landlord anticipates that such space shall become vacant.

14.29 SATELLITE BUSINESS TERMINAL SYSTEM. (a) To the extent permitted by and subject to all applicable laws, rules, ordinances and codes of the Town of Wakefield and any other local, state or federal agency having jurisdiction and the provisions of this
               Section 14.29, Landlord will not unreasonably withhold or delay its consent to the installation of one Satellite Dish Antenna System on the roof of the Building comprised of one (1) Satellite Dish with related components necessary to connect the same to the Premises (the "Satellite System"). If Landlord consents to the installation of the Satellite System, Tenant shall, prior to commencing to install the Satellite System, comply with the provisions of Section 5.2 hereof and all such work shall be performed subject to and in compliance with the provisions of
               Section 5.2 of this Lease except that notwithstanding anything contained in Section 5.2 to the contrary, Tenant shall first submit to Landlord detailed plans and specifications and such other information as to the Satellite System as Landlord shall require regardless of whether or not any permit or governmental approval is required for the installation of the same. Such Satellite System shall be used solely by Tenant in the course and conduct of its business for the Permitted Use and Tenant shall not grant others the right to use same nor shall Tenant use such Satellite System to provide voice or data telecommunications network service to Tenant's customers or clients. Tenant shall be responsible for all costs and expenses associated with the installation, maintenance and repair of said Satellite System and the condition of the area of the roof on which it is installed. All work relating to the Satellite System shall, at Tenant's expense, be coordinated with Landlord's roofing contractor so as not to affect any warranty for the Building's roof. The location of any such Satellite System and the manner of its attachment to the roof shall be subject to the approval of Landlord which shall not be unreasonably withheld or delayed. Without limitation of any other right of Landlord hereunder, Landlord may condition its consent to installation of the Satellite System upon a requirement that Tenant "Screen" the dish (and component parts to be located on the roof) from public view as reasonably required by Landlord in its sole discretion. Upon expiration or earlier termination of the Lease, Tenant shall remove such Satellite System together with any appurtenant equipment from the Building and repair any damage to the roof and/or the Building caused by the installation and/or removal of such Satellite System. Tenant hereby acknowledges and agrees that Landlord makes no representation or warranty as to whether or not installation of a rooftop Satellite System is permitted in accordance with applicable laws of the Town of Wakefield and/or any other state, local or federal agency. Tenant hereby acknowledges and agrees that responsibility for compliance of law with respect to the installation, maintenance and operation of such Satellite System shall be the sole and exclusive responsibility of the Tenant. Notwithstanding anything to the contrary in this Lease, Tenant shall be solely responsible for any damages or the cost of any repairs to or replacements of the Building or the roof resulting from the installation, removal or maintenance of the Satellite System.

               (b) Tenant shall, at Tenant's sole cost and expense, defend, indemnify, save and hold harmless Landlord and the Manager and their respective licensees, servants, agents, employees, members, shareholders, officers, directors, partners, affiliated entities and contractors, from and against any loss, damage, claim of damage, liability or expense, (including attorney fees) to or for any person or property, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the Satellite System or the operation, use, repair and maintenance thereof, whatever the cause or in any litigation or other proceedings by or against Tenant or Landlord, or any person, and/or entity described above in this Section (b) with respect to the Satellite System unless said loss, damage, claim of damage, liability or expense is caused by Landlord or Landlord's representatives, employees or contractors.

               (c) Tenant shall bear the cost of any damage to the Building, Property and/or the roof of the Building, or any increase in the Operating Expenses or Real Estate Taxes that may be incurred or assessed against the Property as a result of the installation of the Satellite System.

               (d) Tenant's installation, maintenance and operation of the Satellite System as defined herein shall not interfere with Landlord's operation of the Building, cause radio or television interference to any tenant of the Building, or cause signal interference to any communication equipment operating on the Property or in the Office Park. In the event any such interference is caused by Tenant, Tenant shall, at its own expense, provide and install any filter, isolators and other equipment necessary to eliminate such interference or if unable to eliminate such interference, Tenant shall remove the Satellite System from the Property and cease operation of the Satellite System.

               (e) Tenant will be responsible for all marking and lighting requirements of the Federal Aviation Administration ("FAA") or the Federal Communications Commissions ("FCC") specifically associated with the construction, maintenance, or operation of the Satellite System on the Property. Tenant shall indemnify and hold Landlord and the Manager and their respective agents, servants, employees, contractors, officers, directors, shareholders, members and partners harmless from and against any fines or other liabilities caused by Tenant's failure to comply with such requirements unless said loss, damage, claim of damage, liability or expense is caused by Landlord or Landlord's representatives, employees or contractors. Should Tenant be cited by either the FCC or FAA because the Satellite System is not in compliance and should Tenant fail to cure the conditions of noncompliance within the time frame allowed by the citing agency, Landlord upon notice to

               Tenant may proceed to cure the conditions of noncompliance at the sole cost and expense of Tenant.

               (f) To the extent that Landlord shall determine in its sole but reasonable judgment that the roof of the Building does not have sufficient space or area for the Satellite System or if installation of the Satellite System and related wiring and facilities will result in interference with the Landlords ability to provide services to other tenants or occupants of the Property or the Office Park, Landlord shall have the right to deny its consent to the installation of the Satellite System or cause Tenant (at Tenant's sole cost and expense) to remove the Satellite System and related wiring and facilities from the Building.

14.30 ELEVATOR UPGRADE. Upon execution and delivery of this Lease, Landlord shall commence its planned elevator upgrade (the "Elevator Up-grade"). The nature and scope of the Elevator Upgrade shall be as determined by Landlord in its sole and absolute discretion. Landlord shall not be required to expend more than $7,000.00 in connection with the Elevator Up-grade and the scope of such work shall be determined by Landlord in its sole and absolute discretion. The Commencement Date shall not be delayed due to Landlord's failure to complete the Elevator Up-grade on or before the Commencement Date. For purposes of calculating the amount to be expended by Landlord pursuant to this Section 14.30 the cost of such Elevator Up-Grade shall be deemed to include all costs and expenses of every kind and nature sustained or incurred by Landlord in connection with the Elevator Up-Grade including, without limitation, the cost of design, labor, work, materials, fees, licenses, permits and governmental approvals necessary to complete the Elevator Up-Grade.

14.31 LOBBY UPGRADE. Tenant has expressed a desire to Landlord to have the Building lobby renovated areas and common areas further renovated. Landlord and Tenant have not agreed on the scope and content of such work. Landlord has agreed to expend up to $100,000.00 (the "Lobby Allowance") toward the cost of lobby renovations to be performed by Landlord and approved by Landlord in Landlord's sole and absolute discretion (the "Lobby Renovations"). It is agreed and understood that Landlord shall have the right to approve any Lobby Renovations requested by Tenant in its sole and absolute discretion (the "Lobby Renovation Work"). Landlord's failure to consent or agree to any Lobby Renovation shall have no affect on the validity of this Lease. Notwithstanding the foregoing, Landlord may condition its consent to any Lobby Renovation Work upon a condition that Tenant restore such area to its condition prior to the performance of such Lobby Renovation Work. As and to the extent that Landlord shall, in its sole and absolute discretion, approve Lobby Renovation Work and there are not sufficient funds remaining in the Lobby Allowance in order to perform same, Landlord shall not be required to perform same unless and until Tenant shall deposit with Landlord amounts sufficient to fully reimburse Landlord for the cost of such Lobby Renovation Work to the extent that the cost of such Lobby Renovation Work would exceed the amount of any dollars remaining from the Lobby Allowance. The Landlord shall use good faith efforts to promptly complete Lobby Renovation Work once mutually agreeable plans and specifications are agreed to by Landlord and Tenant and such Lobby Renovation Work may occur after the Commencement Date and shall not delay the occurrence of the Commencement Date in the event that they are not completed prior to the Commencement Date. Any portion of the Lobby Allowance not used to perform Lobby Renovation Work shall be applied toward the Total Cost of Landlord's Work pursuant to
               Section 4.3 (any then remaining balance of the Lobby Allowance not so applied shall be retained by Landlord). Landlord may condition its approval to any Lobby Renovation Work (or any portion thereof) upon a requirement that Tenant, at Tenant's sole cost and expense, remove same upon expiration or earlier termination of the Term of this Lease repairing any damage to the Building and restoring the lobby areas so disturbed to their condition prior to the performance of the Lobby Renovation Work.

               For purposes of this Section 14.31, the cost of Lobby Renovation Work shall be deemed to include all costs and expenses of every kind and nature sustained or incurred by Landlord in connection with the planning, design and completion of the Lobby Renovation Work including, without limitation, architectural and engineering fees and the cost of all labor, work, materials, fees, licenses, permits and governmental approvals needed to design, plan and perform the Lobby Renovation Work.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                  TENANT:

                                  Cyrk, Inc.


Dated: 12/14/99                   By: /s/ Patrick D. Brady
      -------------------            -------------------------------------------

                                  Its: CO CEO & PRESIDENT
                                      ------------------------------------------

                                  LANDLORD:

                                  TIAA REALTY, INC., a Delaware
                                  corporation, as Landlord

                                  By:      Teachers Insurance and Annuity
                                           Association of America,
                                           a New York corporation

                                  Its:     Authorized Representative


                                  By:   /s/ Alan E. Lang
                                     -------------------------------------------
                                        Alan E. Lang
                                  Its:  Director

                            FIRST AMENDMENT TO LEASE


         This First Amendment to Lease is dated as of this ____ day of December, 1999 by and between TIAA Realty, Inc. (the "Landlord") and Cyrk, Inc. (the "Tenant").

         WHEREAS, Landlord and Tenant are the Landlord and Tenant respectively under and pursuant to that certain standard Lease Agreement dated as of July 29, 1999;

         WHEREAS, as a result of certain delays of the Tenant in executing the Lease and providing the Landlord with Tenant's Plans, the Landlord and Tenant have agreed, subject to entering into this First Amendment, to amend the Lease to call for a Commencement Date of March 1, 2000, notwithstanding that Landlord's Work may not be performed or completed on or before March 1, 2000.

         NOW, THEREFORE, the Landlord and the Tenant, each intending to be legally bound, hereby agree as follows:

         1. Commencement Date. Notwithstanding anything contained in the Lease including, without limitation, Section 4.1 of the Lease to the contrary, the Commencement Date under the Lease is hereby agreed to be March 1, 2000 notwithstanding whether or not the Landlord's Work, the Elevator Up-grade or the Lobby Renovation Work may or may not be completed on or before March 1, 2000. Tenant hereby agrees to commence payment of Basic Rent, Escalation Charges and other sums and charges payable under the Lease on March 1, 2000 regardless of whether or not Landlord's Work, the Elevator Up-grade or the Lobby Renovation Work is completed or the Premises is then "ready for occupancy".

         2. Preparation of the Premises. Article IV of the Lease is hereby amended in the following respects:

         (a) The first sentence of Section 4.1 is hereby deleted and the following sentences are hereby inserted in its place and stead:

                  "The Commencement Date shall be March 1, 2000 notwithstanding that Landlord's Work will not be substantially completed on such date. As used in this Lease, the term "Construction Completion Date" shall mean August 1, 2000".

         (b) The definition of the term "Tenant Plan Delivery Date" set forth in Section 4.2 shall be amended to be "March 29, 2000".

         (c)      The definition of the term "Outside Plan Date" as set forth in
                  Section 4.2 shall be deemed amended to be "April 29, 2000".

         (d) Section 4.2(e) of the Lease is hereby deleted and the following new Section 4.2(e) shall be inserted in its place and stead:

                           "(e) If the Substantial Completion Date has not occurred by the Construction Completion Date (as it may be extended pursuant to Section 4.4) then, beginning on the day immediately following the Construction Completion Date (as such date may be extended pursuant to Section 4.4), Basic Rent and Escalation Charges otherwise payable under this Lease shall abate day for day thereafter until the date that the Premises is "ready for occupancy" to the extent required by Section 4.2(b) above, on which date the abatement of Basic Rent and Escalation Charges set forth herein shall terminate; and such right of abatement of Basic Rent and Escalation

                           Charges shall be Tenant's sole and exclusive remedy at law and in equity for Landlord's failure so to complete Landlord's Work within such time. In the event that Tenant shall occupy all or any portion of the Premises for the Permitted Use (as opposed to entry of the Premises for the purpose of "Early Entry" as defined in Section 4.1 above) during such period of abatement, the abatement of Basic Rent and Escalation Charges provided herein shall be appropriately adjusted given the nature and extent of Tenant's use of the Premises during such period."

         3. Generally. Except as herein modified, all the terms, covenants, provisions and agreements contained in the Lease remain in full force and effect and are hereby ratified and affirmed. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         Witness our hands and seals on the day and year first above written.

                                    LANDLORD:

                                    TIAA Realty, Inc., a Delaware
                                    corporation, as Landlord

                                    By:      Teachers Insurance and Annuity
                                             Association of America, a
                                             New York corporation

                                    Its:     Authorized Representative


DATED:                              By:
      ---------------------------      -----------------------------------------
                                             Alan E. Lang
                                    Its:     Director


                                    TENANT:

                                    Cyrk, Inc.


DATED:                              By:
      ---------------------------      -----------------------------------------

                                    Its:
                                        ----------------------------------------

Exhibit A
Page 1 of 2
[GRAPHIC - FLOORPLAN]

Exhibit A
Page 2 of 2
[GRAPHIC - FLOORPLAN]

                                   EXHIBIT A-1


That certain Parcel of Land in Wakefield, Middlesex County, Massachusetts shown as Lot 55 on a Plan entitled "Subdivision Plan of Land in Wakefield, MA" (Scale 1 in. = 200 feet) dated March 11, 1985 (Revised March 28, 1985) by Hayes Engineering, Inc. filed with the Land Registration Office as Plan 27190W.

                                    EXHIBIT B

                            Tenant Plan Requirements


                       Attached to and made part of Lease
                            dated as of July __, 1999


1. Dimensional floor plan indicating location of partitions and doors (details required of partition and door types).

2. Location of standard electrical convenience outlets and telephone outlets.

3. Location and specification of special electrical outlets; e.g. copiers, computers, etc.

4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5. Locations and details of special ceiling conditions, lighting fixtures, speakers, diffusers, sprinkler heads, etc.

6. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

8. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

10. Locations and verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

11. All necessary mechanical, plumbing and electrical and sprinkler drawings to complete the Premises in accordance with Tenant's Plans and tie same into Building systems.

12. All drawings to be uniform size (36" x 48") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1" or larger.

13. Location and details of special floor areas whose loading exceeds any of the following:

                           50 pounds per square foot live load
                           20 pounds per square foot partition load

                  TOTAL =  70 pounds per square foot

14. Location of any special soundproofing requirements.

15. Existence of any extraordinary HVAC requirements necessitating perforation of structural members.

16. Location and details of any interior stairs, blended deck or other special requirements affecting the structure.

17. Any necessary increase in the design loads for the building electrical system and air conditioning system.

18. Indicate the location and identity and electrical requirements of any equipment exceeding the electrical service allowed pursuant to Section 7.5(b).

                                    EXHIBIT C

                              RULES AND REGULATIONS


         1. The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises.

         2. Except as otherwise expressly permitted by this Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of Landlord, which will not be unreasonably withheld or delayed. In the event of any violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

         3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised premises or any outside wall of the Building without the prior written consent of Landlord, which will not be unreasonably withheld or delayed so long as said so long as said awning or other item conforms to similar items installed in or upon other portions of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord, which approval shall not be unreasonably withheld or delayed. If any portion of the demised premises which is not used for office purposes shall have windows, such windows shall be equipped with curtains, blinds or shades approved by Landlord, and said curtains, blinds or shades shall be kept closed at all times.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Building shall be used only for discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

         5. Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein.

         6. Tenant shall, at Tenant's expense, provide artificial light and electric current for the employees of Landlord and/or Landlord's contractors while making repairs or alterations in the demised premises, except during the initial performance of Landlord's Work.

         7. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those having business with them, whether by use of any musical instrument, radio, machine, or in any other way.

         8. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

         9. Tenant shall keep the demised premises free at all time of pests, rodents and other vermin, and Tenant shall keep all trash and rubbish stored in containers.

         10. Landlord reserves the right to rescind, alter, waive and/or establish any reasonable rules and regulations of uniform application to all tenants which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building.

         12. The access roads, driveways, entrances and exits shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress.

                                    EXHIBIT D

                          APPROVED GENERAL CONTRACTORS


                  1.       J. CALLAN CONTRACTORS

                  2.       INTEGRATED BUILDERS

                  3.       STRUCTURETONE

                  4.       TURNER, SPD

                  5.       SHAWMUT DESIGN

                  6.       ROGAN CONSTRUCTION

                                    EXHIBIT E

                          (ITEMS INCLUDED IN BUILDING/
                      UTILITY COSTS AND OPERATING EXPENSES)



A.       Without limitation, Building Energy/Utility Costs shall include:

         Costs for electricity, fuel, oil, gas, steam, water and sewer use charges and other utilities supplied to the Property and not paid for directly by tenants. Building Energy/Utility Costs shall not include Tenant Electricity Expenses paid directly by Tenants.

B.       Without limitation, Operating Expenses shall include:

         1. All reasonable expenses incurred by Landlord or Landlord's representatives which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and reasonable expenses imposed on Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above: provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably allocated by Landlord among the Property and such other properties.

         2. The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property including, without limitation, fees and assessments, if any, imposed upon Landlord, or charged to the Property, by any governmental agency or authority or other duly authorized private or public entity on account of public safety services, transit, housing, police, fire, sanitation or other services or purported benefits.

        3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of

                  Landlord, such costs shall be allocated by Landlord among the Property and such other properties.

         4. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

         5. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than six percent (6%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

         6. If, during the Term of this Lease, Landlord shall make a capital expenditure (a) with the express or intended purpose of reducing Operating Expenses or making the Building operate more efficiently (regardless of whether or not such reductions or efficiencies are actually realized) or (b) for the purpose of complying with any applicable Requirements not in effect as of the Commencement Date and in either case, the total cost of which shall not be properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year, an annual charge-off of such capital expenditure. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure. Notwithstanding, the foregoing, to the contrary, a capital expenditure resulting from (a) repaving of the parking areas or (b) structural improvements or repairs to the Building shall be excluded from Operating Expenses. Without limitation of any other provision of this paragraph 6 "Structural Repairs or Improvements" shall not be deemed to include repairs or improvements to the Building Roof which shall be included in Operating Expenses on an annual charge-off basis as set forth above.

         7. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

         8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

                                    EXHIBIT F

                            (Cleaning Specifications)


A.       Premises

         Daily on Business Days except Saturdays:

                  1. Empty all waste receptacles and ash trays and remove waste material from the Premises.

                  2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

                  3.       Vacuum all rugs and carpeted areas.

                  4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

                  5.       Wash clean all water fountains.

                  6. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

                  7.       Tenant entry door glass.

                  8.       Interior restrooms.

         Quarterly:

                  Render high dusting not reached in daily cleaning to include:

                  1. Dusting all pictures, frames, charts, graphs and similar wall hangings.

                  2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

                  3.       Dusting of all pipes, ducts and high moldings.


B.       LAVATORIES:

         Daily on Business Days except Saturdays:

                  1.       Sweep and damp mop floors.

                  2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, pipes and toilet seat hinges.

                  3.       Wash both sides of all toilet seats.

                  4.       Wash all basins, bowls and urinals.

                  5.       Dust and clean all powder room fixtures.

                  6. Empty and clean paper towel and sanitary disposal receptacles.

                  7.       Remove waste paper and refuse.

                  8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers, material to be furnished by Landlord.

                  9. A sanitizing solution will be used in all lavatory cleaning.

         Monthly:

                  1.       Machine scrub lavatory floors.

                  2.       Wash all partitions and tile walls in lavatories.

C.       MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR AND CORRIDORS

         Daily on Business Days except Saturdays:

                  1.       Sweep and wash all floors.

                  2.       Wash all rubber mats.

                  3. Clean elevators, wash or vacuum floors, wipe down walls and doors.

                  4.       Spot clean any metal work inside lobby.

                  5. Spot clean any metal work surrounding building entrance doors.

         Monthly:

                  All resilient tile floors in public areas to be treated equivalent to spray buffing.

D. WINDOW CLEANING: Windows of exterior walls will be washed on the outside once every six months and on the inside once every six months, weather permitting.

E. Tenant requiring services in excess of thos described above shall request same through Landlord, at Tenant's expense.